UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NII Capital Corp.
(as Issuer)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	22-3176843 (I.R.S. Employer Identification No.)
NII Holdings, Inc.
(as Guarantor)
(and the other guarantors identified in the Table of Co-Registrants below)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	91-1671412 (I.R.S. Employer Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia 20190
(703) 390-5100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary D. Begeman, Esquire
Vice President, General Counsel and Secretary
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
(703) 390-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Spicer, Jr., Esquire
Charles W. Kemp, Esquire
Williams Mullen
1021 East Cary Street
Richmond, Virginia 23219
(804) 643-1991

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	per Unit(1)	Offering Price(1)	Fee
10% Senior Notes due 2016	$800,000,000	100%	$800,000,000	$57,040
8.875% Senior Notes due 2019	$500,000,000	100%	$500,000,000	$35,650
Guarantee(s) of the 10% Senior Notes due 2016(2)	—	—	—	(4)
Guarantee(s) of the 8.875% Senior Notes due 2019(3)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933, as amended.
(2)	The 10% Senior Notes due 2016 are fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings, Inc. and all of its current and future domestic restricted subsidiaries, other than NII Capital Corp.
(3)	The 8.875% Senior Notes due 2019 are fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings, Inc. and all of its current and future domestic restricted subsidiaries, other than NII Capital Corp.
(4)	Pursuant to 457(n), no separate fee for the guarantee is payable because the guarantees relate to other securities that are being registered concurrently.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

	State of Other		Primary Standard
	Jurisdiction of	I.R.S. Employer	Industrial
	Incorporation or	Identification	Classification Code
Exact Name of Registrant Guarantor(1)	Organization	Number	Number

NII Global Holdings, Inc.	Delaware	27-1341283	4812
Nextel International (Services), Ltd.	Delaware	91-1726566	4812
NII Aviation, Inc.	Delaware	20-1256551	4812
NII Mercosur, LLC	Delaware	27-0924079	4812
NII Funding Corp.	Delaware	91-1806265	4812

(1)	The address and telephone number for each guarantor is 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, and the telephone number at that address is (703) 390-5100.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange commission is effective. This prospectus is not an offer to exchange these securities and it is not the solicitation of an offer to exchange these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 8, 2010

PROSPECTUS

NII CAPITAL CORP.
Offers to Exchange
10% SENIOR NOTES DUE 2016 that have been registered under the Securities Act of
1933 for any and all 10% SENIOR NOTES DUE 2016
and
8.875% SENIOR NOTES DUE 2019 that have been registered under the Securities Act of
1933 for any and all 8.875% SENIOR NOTES DUE 2019

This Exchange Offer will expire at 5:00 P.M.
New York City time, on April   , 2010, unless extended.

NII Capital Corp. is offering to exchange:

•	$800,000,000 aggregate principal amount of registered 10% Senior Notes due 2016, which we refer to as the 10% Exchange Notes, for any and all of our original unregistered 10% Senior Notes due 2016 that were issued in a private offering on August 18, 2009, which we refer to as the 10% Old Notes; and

•	$500,000,000 aggregate principal amount of registered 8.875% Senior Notes due 2019, which we refer to as the 8.875% Exchange Notes, for any and all of our original unregistered 8.875% Senior Notes due 2019 that were issued in a private offering on December 15, 2009, which we refer to as the 8.875% Old Notes.

We refer to these exchanges as the exchange offers. We refer to the 10% Exchange Notes and the 8.875% Exchange Notes collectively as the Exchange Notes and we refer to the 10% Old Notes and the 8.875% Old Notes collectively as the Old Notes. NII Capital Corp. will not receive any proceeds from the exchange offers.

Terms of the exchange offers:

•	NII Capital Corp. will exchange all outstanding Old Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offers for an equal principal amount of Exchange Notes. All interest due and payable on the Old Notes will become due on the same terms under the Exchange Notes.

•	The terms of the Exchange Notes are substantially identical to those of the Old Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended, and the transfer restrictions and registration rights relating to the Old Notes will not apply to the Exchange Notes.

•	You may withdraw your tender of Old Notes at any time prior to the expiration of the exchange offers.

•	Any Old Notes that are validly tendered and not timely withdrawn may be accepted by us.

•	The exchange of Old Notes for Exchange Notes generally will not be a taxable exchange for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain Federal Income Tax Considerations” on page 73 for more information.

•	The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings, Inc. and all of its current and future first tier and domestic restricted subsidiaries, other than NII Capital Corp. We refer to NII Holdings, Inc. and these first tier and domestic subsidiaries as the “guarantors.”

•	We do not intend to apply for a listing of the Exchange Notes on any securities exchange or quotation system.

Participating in the exchange offer involves risks. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          2010.

In this prospectus, “NII Holdings,” “we,” “us,” “our” and “our company” refer to NII Holdings, Inc. and its subsidiaries, including NII Capital Corp., the issuer of the Old Notes and the Exchange Notes, as a combined entity, except where it is clear that the terms mean only NII Holdings, Inc. This prospectus also uses the terms “issuer” and “NII Capital” to refer to NII Capital Corp. as a separate entity.

THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC. IN MAKING YOUR INVESTMENT DECISION, YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER OR DIFFERENT INFORMATION. IF YOU RECEIVE ANY UNAUTHORIZED INFORMATION, YOU MUST NOT RELY ON IT. THIS PROSPECTUS MAY ONLY BE USED WHERE IT IS LEGAL TO EXCHANGE THE OLD NOTES FOR THE EXCHANGE NOTES AND THIS PROSPECTUS IS NOT AN OFFER TO EXCHANGE OR A SOLICITATION TO EXCHANGE THE OLD NOTES FOR THE EXCHANGE NOTES IN ANY JURISDICTION WHERE AN OFFER OR EXCHANGE WOULD BE UNLAWFUL. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THIS PROSPECTUS.

Each broker-dealer that receives Exchange Notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. NII Capital has agreed that, beginning on the date of consummation of the exchange offers and ending on the close of business 180-days after the consummation of the exchange offers, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Except as otherwise indicated, all amounts are expressed in U.S. dollars and references to “dollars” and “$” are to U.S. dollars. All historical financial statements contained in this offering memorandum are prepared in accordance with accounting principles generally accepted in the United States.

SUMMARY

This summary highlights selected information from this prospectus and from the documents incorporated into this prospectus by reference and does not contain all the information that you should consider before participating in an exchange offer. You should read the entire prospectus and the documents we have referred you to carefully, especially “Risk Factors” on page 11, before deciding to participate in an exchange offer described in this prospectus.

About NII Holdings

General

We provide wireless communication services, primarily targeted at meeting the needs of customers who use our services in their businesses and individuals that have medium to high usage patterns, both of whom value our multi function handsets, including our Nextel Direct Connect® feature, and our high level of customer service. We provide these services under the NextelTM brand through operating companies located in selected Latin American markets, with our principal operations located in major business centers and related transportation corridors of Mexico, Brazil, Argentina, Peru and Chile. We provide our services in major urban and suburban centers with high population densities, which we refer to as major business centers, where we believe there is a concentration of the country’s business users and economic activity. We believe that vehicle traffic congestion, low wireline service penetration and the expanded coverage of wireless networks in these major business centers encourage the use of the mobile wireless communications services that we offer.

We currently provide services in the three largest metropolitan areas in each of Mexico, Brazil, Argentina, Peru and Chile, as well as in various other cities in each of these countries.

As illustrated in the table below, as of December 31, 2009, our operating companies had a total of about 7.39 million handsets in commercial service, an increase of 1.19 million from the 6.20 million handsets in commercial service as of December 31, 2008. For purposes of the table, handsets in commercial service represent all handsets with active customer accounts on our mobile networks in each of the listed countries.

	Handsets in
	Commercial
	Service
	As of December 31,
Country	2009	2008
	(In thousands)

Mexico	2,987	2,726
Brazil	2,483	1,812
Argentina	1,030	967
Peru	841	669
Chile	44	26

Total	7,385	6,200

Our goal is to generate increased revenues in our Latin American markets by providing differentiated wireless communications services that are valued by our customers while improving our profitability and cash flow over the long term. Our strategy for achieving that goal is based on several core principles, including focusing on major business centers in key Latin American markets, targeting high value customers, providing differentiated services and delivering superior customer service.

We intend to operate our business with a focus on generating growth in operating income and cash flow over the long term and enhancing our profitability by attracting and retaining high value wireless subscribers while maintaining appropriate controls on costs. To support this goal, we plan to continue to expand the coverage and capacity of our networks in our existing markets and increase our existing subscriber base while managing our costs in a manner designed to support that growth and improve our operating results.

We believe that the wireless communications industry in the markets in which we operate has been and will continue to be highly competitive on the basis of price, the types of services offered, the diversity of handsets and other devices offered and quality of service. To address the competitive pressures we face in some of our markets, we have:

•	added cell sites to improve network performance and expand the coverage and capacity of our networks, with much of that coverage expansion focused in Brazil and Mexico;

•	launched commercial campaigns offering handsets to new and existing customers at a lower cost and offering service plans with prices and terms that are more competitive;

•	implemented customer retention programs that are focused on our high value customers;

•	worked with Motorola to develop new handset models and features;

•	acquired additional spectrum in some of our markets and have deployed, or begun work on the development of, enhanced third generation networks that will allow us to provide new service capabilities such as high speed internet access, increased network capacity and reduced costs for voice and data services;

•	adjusted our credit policies in certain markets in an effort to promote subscriber growth while maintaining the overall credit quality of our customer base; and

•	implemented incentives to improve third party sales distribution, such as increasing commission rates and making other modifications to the compensation arrangements with our indirect sales channels in an effort to promote additional sales through these channels.

Our overall strategy and the competitive conditions in the markets where we operate require that we continually improve the coverage and capacity of our networks and the types and quality of the services we offer. In order to do so, we must ensure that we have sufficient radio spectrum in the geographic areas in which we operate to support the services that we currently offer and may offer in the future. To enhance our current service offerings, we plan to launch third generation networks utilizing WCMDA technology. Third generation technologies provide new service capabilities such as high speed internet access, increased network capacity and reduced costs for voice and data services when compared to second generation and other previous generation technologies. We expect that although we will continue to focus on our current high value subscriber base, the introduction of new handsets, service offerings and pricing plans made possible by a third generation network may enable us to further expand our customer base.

Changes in the Global Environment

During 2009, the global economic environment experienced significant fluctuations, and we experienced dramatic economic changes in our local markets. For information on how future adverse changes in the global economic environments and the economic environments in our local markets could affect our business and strategy, see NII Holdings’ Annual Report on Form 10-K for the year ended December 31, 2009 “Item 1A. — Risk Factors — 2a. Adverse changes in the economic environment in our markets and a decline in foreign exchange rates for currencies in our markets may adversely affect our growth and our operating results.”

Organizational Structure

We provide our services through operating companies located in each of our Latin American markets and we refer to our operating companies by the countries in which they operate, such as Nextel Mexico, Nextel Brazil, Nextel Argentina, Nextel Peru and Nextel Chile. All of the operating companies and their subsidiaries are organized under foreign law. Each of the operating companies is owned, directly or indirectly, by an intermediary U.S. subsidiary of NII Holdings. Each of those intermediary U.S. subsidiaries will guarantee the Exchange Notes. We refer to the intermediary U.S. subsidiaries that guarantee the Exchange Notes as the subsidiary guarantors and to NII Holdings and the subsidiary guarantors collectively as the guarantors.

The following chart represents the corporate organizational structure of NII Holdings and its U.S. subsidiaries on the date hereof. This chart excludes foreign intermediate subsidiaries and the foreign subsidiaries of the operating companies.

* * * * *

Our corporate headquarters are located at 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, and our telephone number is (703) 390-5100. Our Internet address is www.nii.com. The information contained on our web site is not part of this offering memorandum.

The Exchange Offers

On August 18, 2009 and December 15, 2009, we completed unregistered private offerings of the 10% Old Notes and 8.875% Old Notes, respectively. As part of those offerings, we entered into registration rights agreements (copies of which are filed with the SEC as exhibits to this registration statement), or the Registration Rights Agreements, with the initial purchasers of the Old Notes, in which we agreed, among other things, to deliver this prospectus to you and to use commercially reasonable efforts to complete an exchange offer. The following is a summary of the exchange offers.

Old Notes	10% Senior Notes due 2016, which were issued on August 18, 2009.

8.875% Senior Notes due 2019, which were issued on December 15, 2009.

Exchange Notes	10% Senior Notes due 2016 and 8.875% Senior Notes due 2019. The terms of the Exchange Notes are substantially identical to those terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and are not subject to the transfer restrictions and registration rights relating to the Old Notes.

Exchange Offers	To satisfy our obligations under the Registration Rights Agreements we are offering to exchange $800 million principal amount of our 10% Exchange Notes for an equal amount of our 10% Old Notes that have been registered under the Securities Act and $500 million principal amount of our 8.875% Exchange Notes for an equal amount of our 8.875% Old Notes that have been registered under the Securities Act. We may withdraw the exchange offers at any time.

The Exchange Notes will evidence the same debt as the Old Notes, including principal and interest, and will be issued under and be entitled to the benefits of the same indentures that govern the Old Notes. Holders of the Old Notes do not have any appraisal or dissenter’s rights in connection with the exchange offers. Because the Exchange Notes will be registered, the Exchange Notes will not be subject to transfer restrictions, and holders of Old Notes that have tendered and had their Old Notes accepted in an exchange offer will have no registration rights. With the consummation of the exchange offers the Old Notes will not be entitled to receive liquidated damages, in the form of additional interest, under the Registration Rights Agreements.

Expiration Date	The exchange offers will expire at 5:00 P.M., New York City time, on April , 2010, unless we decide to extend it or terminate it early. A tender of Old Notes pursuant to these exchange offers may be withdrawn at any time prior to the Expiration Date if we receive a valid written withdrawal request before the expiration of the exchange offers.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, which we may, but are not required to, waive. Please see “The Exchange Offers — Conditions to the Exchange Offers” for more information regarding the conditions to the exchange offers. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offers on or prior to the Expiration Date.

Procedures for Tendering Old Notes	Unless you comply with the procedures described below under “The Exchange Offers — Procedures for Tendering Old Notes — Guaranteed Delivery,” you must do one of the following on or prior to the Expiration Date to participate in an exchange offer:

• tender your Old Notes by sending the certificates for your Old Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal with the required signature guarantee, and all other documents required by the letter of transmittal, to Wilmington Trust Company, as exchange agent, at the address set forth in this prospectus and such Old Notes are received by our exchange agent prior to the expiration of the exchange offers; or

• tender your Old Notes by using the book-entry transfer procedures described in “The Exchange Offers — Procedures for Tendering Old Notes — Book-Entry Delivery Procedures” and transmitting a properly completed and duly executed letter of transmittal with the required signature guarantee, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your Old Notes in an exchange offer, Wilmington Trust Company, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your Old Notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offers.

By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

• any Exchange Notes that you will receive will be acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

• you are transferring good and marketable title to the Old Notes free and clear of all liens, security interests, encumbrances, or rights or interests of parties other than you;

• if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes; and

• you are not our “affiliate” as defined in Rule 405 under the Securities Act.

Guaranteed Delivery Procedures	If you are a registered holder of the Old Notes and wish to tender your Old Notes in an exchange offer, but

• the Old Notes are not immediately available,

• time will not permit your Old Notes or other required documents to be received by our exchange agent before the expiration of the exchange offers, or

• the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offers,

then you may tender Old Notes by following the procedures described below under “The Exchange Offers — Procedures for Tendering Old Notes — Guaranteed Delivery.”

Procedures for Beneficial Owners	If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes in an exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf the Old Notes prior to the expiration of the exchange offers.

If you wish to tender in an exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your Old Notes, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered.

Withdrawal; Non-Acceptance	You may withdraw any Old Notes tendered in an exchange offer at any time prior to 5:00 P.M., New York City time, on the Expiration Date by sending our exchange agent written notice of withdrawal. Any Old Notes tendered on or prior to the Expiration Date that are not validly withdrawn on or prior to the Expiration Date may not be withdrawn. If we decide for any reason not to accept any Old Notes tendered for exchange or to withdraw the exchange offers, the Old Notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offers. In the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted Old Notes will be credited to the tendering holder’s account at The Depository Trust Company. For further information regarding the withdrawal of tendered Old Notes, please see “The Exchange Offers — Withdrawal of Tenders.”

Certain Federal Income Tax Considerations	The exchange of Old Notes for Exchange Notes in the exchange offer will generally not be a taxable exchange for U.S. federal income tax purposes. Please see “Certain Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offers.

Use of Proceeds	The issuance of the Exchange Notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the Registration Rights Agreements.

Fees and Expenses	We will pay all of our expenses incident to the exchange offers.

Exchange Agent	We have appointed Wilmington Trust Company as our exchange agent for the exchange offers. You can find the address and telephone number of the exchange agent under “The Exchange Offers — Exchange Agent.”

Resales of Exchange Notes	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See “The Exchange Offers — Resale of the Exchange Notes; Plan of Distribution” for more information regarding resales.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Your Old Notes	If you do not exchange your Old Notes in these exchange offers, you will no longer be able to require us to register your Old Notes under the Securities Act pursuant to the Registration Rights Agreements except in the limited circumstances provided under the Registration Rights Agreements. In addition, you will not be able to resell, offer to resell or otherwise transfer your Old Notes unless we have registered the Old Notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with these exchange offers, or as otherwise required under certain limited circumstances pursuant to the terms of the Registration Rights Agreements, we do not currently anticipate that we will register the Old Notes under the Securities Act.

For information regarding the consequences of not tendering your Old Notes and our obligation to file a registration statement, please see “The Exchange Offers — Consequences of Failure to Exchange.”

Description of the Exchange Notes

The terms of the Exchange Notes are substantially identical to those terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and are not subject to the transfer restrictions and registration rights relating to the Old Notes.

Issuer	NII Capital Corp.

Notes Offered	$800 million aggregate principal amount of 10% Senior Notes due 2016.

$500 million aggregate principal amount of 8.875% Senior Notes due 2019.

Maturity Date	The 10% Exchange Notes will mature on August 15, 2016. The 8.875% Exchange Notes will mature on December 15, 2019.

Interest	Interest on the 10% Exchange Notes will accrue at 10% per annum, payable semi-annually in arrears. Interest on the 8.875% Exchange Notes will accrue at 8.875% per annum, payable semi-annually in arrears.

Interest Payment Dates	The interest payment dates for the 10% Exchange Notes will be February 15 and August 15 of each year, beginning on August 15, 2010. The interest payment dates for the 8.875% Exchange Notes will be June 15 and December 15 of each year, beginning on June 15, 2010.

Optional Redemption	NII Capital may redeem the 10% Exchange Notes, in whole or in part, at any time on or after August 15, 2013 and the 8.875% Exchange Notes, in whole or in part, at any time on or after December 15, 2014, at the applicable redemption prices set forth in this prospectus, plus accrued and unpaid interest. Prior to August 15, 2013 for the 10% Exchange Notes and December 15, 2014 for the 8.875% Exchange Notes, NII Capital may redeem the Exchange Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest as described in “Description of Notes — Optional Redemption.”

Prior to August 15, 2012 for the 10% Exchange Notes and December 15, 2012 for the 8.875% Exchange Notes, NII Capital may redeem up to 35% of the aggregate principal amount of the Exchange Notes with the net cash proceeds from specified equity offerings by NII Holdings at a redemption price of 110% of the 10%

Exchange Notes’ principal amount or 108.875% of the 8.875% Exchange Notes’ principal amount, as applicable, plus accrued and unpaid interest. NII Capital may, however, only make such a redemption if, after the redemption, at least 65% of the aggregate principal amount of each series of the Exchange Notes issued under the respective indentures remains outstanding.

Change of Control	If a change of control of NII Holdings occurs, each holder of Exchange Notes may require us to repurchase all of the holder’s Exchange Notes at a purchase price equal to 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis by NII Holdings and all of its current and future first tier and domestic restricted subsidiaries, other than NII Capital. We refer to NII Holdings. and these domestic subsidiaries as the “guarantors.” No foreign subsidiaries will guarantee the Exchange Notes unless they are first tier subsidiaries of NII Holdings.

Ranking	The Exchange Notes and the guarantees:

• will be general senior unsecured obligations of NII Capital and the guarantors;

• will rank equally in right of payment with any future unsecured and unsubordinated indebtedness of NII Capital and the guarantors, including, but not limited to, with respect to NII Holdings’ guarantee, NII Holdings’ outstanding $1,200 million aggregate principal amount of 3.125% convertible notes due 2012 and $350 million aggregate principal amount of 2.75% convertible notes due 2025;

• will be effectively junior to existing and future secured obligations of NII Capital and the guarantors to the extent of the assets securing such obligations;

• will be structurally junior to all existing and future liabilities, including trade payables, of NII Holdings’ subsidiaries that do not guarantee the Exchange Notes; and

• will be senior in right of payment to any future subordinated indebtedness of NII Capital or any guarantor.

As of December 31, 2009, (i) NII Holdings had $1,550.0 million principal amount of indebtedness outstanding on an unconsolidated basis (excluding its obligations pursuant to the guarantee of the Old Notes), none of which was secured, (ii) NII Capital had $1.3 billion aggregate principal amount of indebtedness outstanding, representing the Old Notes, and (iii) other than NII Aviation, which had $42.7 million principal amount of secured indebtedness outstanding, none of the other subsidiary guarantors had any indebtedness outstanding other than the guarantee of the Old Notes. In addition, as of December 31, 2009, NII Holdings’ subsidiaries that were not subsidiary guarantors or the issuer had $3,348.6 million in liabilities outstanding, including $820.8 million aggregate principal amount of indebtedness.

Certain Covenants	The indentures governing the Exchange Notes, among other things, limit NII Holdings’ ability and the ability of its restricted subsidiaries, including NII Capital, to:

• incur additional indebtedness and issue preferred stock;

• create liens or other encumbrances;

• place limitations on distributions from restricted subsidiaries;

• pay dividends, acquire shares of our capital stock, make investments,

• prepay subordinated indebtedness or make other restricted payments;

• issue or sell capital stock of restricted subsidiaries;

• issue guarantees;

• sell or exchange assets;

• enter into transactions with affiliates; and

• merge or consolidate with another entity.

The covenants are subject to a number of important qualifications and exceptions that are described in the section “Description of Notes — Certain Covenants.”

Covenant Suspension	During any period of time that (i) the ratings assigned to the Exchange Notes by both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Service are equal to or higher than Baa3 and BBB−, respectively (or, if either such entity ceases to rate the Exchange Notes for reasons outside of our control, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us as a replacement agency), and (ii) no default or event of default has occurred and is continuing, we will not be subject to most of the covenants discussed above with respect to the Exchange Notes. In the event that we are not subject to certain covenants for any period of time as a result of the preceding sentence and, on any subsequent date, the rating assigned by either rating agency (or replacement agency) should decline below the level set forth above, then we will thereafter again be subject to all covenants.

Risk Factors	You should refer to the section of this prospectus entitled “Risk Factors” for a discussion of the factors you should carefully consider before deciding to invest in the Exchange Notes, including factors affecting forward- looking statements.

SELECTED CONSOLIDATED FINANCIAL DATA

The tables below set forth selected consolidated financial data for the periods or as of the dates indicated and should be read in conjunction with the consolidated financial statements and notes thereto in our current report on Form 8-K dated March 8, 2010 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2009.

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Operating revenues	$4,397,599	$4,269,380	$3,296,295	$2,371,340	$1,745,839
Foreign currency transaction gains (losses), net	$104,866	$(120,572)	$19,008	$3,557	$3,357
Net income	$381,491	$341,955	$353,748	$284,950	$165,810

Net income per common share, basic	$2.30	$2.05	$2.12	$1.85	$1.13

Net income per common share, diluted	$2.27	$2.02	$2.02	$1.67	$1.03

	December 31,
	2009	2008	2007	2006	2005
	(In thousands)

Consolidated Balance Sheet Data:
Total assets	$7,554,693	$5,090,073	$5,436,205	$3,298,681	$2,622,960
Long-term debt, including current portion	$3,580,788	$2,133,140	$2,061,381	$1,078,698	$1,078,655

Ratio of Earnings to Fixed Charges:

2009	2008	2007	2006	2005

3.04x	2.78x	3.45x	3.60x	3.46x

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges and amortization of capitalized interest less interest capitalized during the period. Fixed charges consist of:

•	interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount;

•	interest capitalized; and

•	the portion of rental expense we believe is representative of interest.

Foreign Currency Transaction Gains (Losses), Net.  Consolidated foreign currency transaction gains of $104.9 million for the year ended December 31, 2009 are primarily related to the impact of the significant appreciation in the value of the Brazilian real relative to the U.S. dollar during 2009 on Nextel Brazil’s syndicated loan facility, which is denominated in U.S. dollars. Consolidated foreign currency transaction losses of $120.6 million for the year ended December 31, 2008 are primarily due to $80.2 million in losses related to the impact of the significant depreciation in the value of the Brazilian real relative to the U.S. dollar during the second half of 2008 on Nextel Brazil’s syndicated loan facility, which is denominated in U.S. dollars, as well as $44.8 million in losses related to the depreciation in the value of the Mexican peso relative to the U.S. dollar on Nextel Mexico’s U.S. dollar-denominated net liabilities during the same period. See “Critical Accounting Policies and Estimates — Foreign Currency.” in our Annual Report on Form 10-K for the year ended December 31, 2009 for more information.

RISK FACTORS

Before you make an investment decision, you should be aware of various risks, including the risks described below and in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Exchange Notes could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking and Cautionary Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and included elsewhere or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risk Factors Relating To The Exchange Offers

You may have difficulty selling the Old Notes you do not exchange.

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes as described in the legend on the global notes representing the Old Notes. There are restrictions on transfer of your Old Notes because we issued the Old Notes under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We do not intend to register any Old Notes not tendered in the exchange offers and, upon consummation of the exchange offers, you will not be entitled to any rights to have your untendered Old Notes registered under the Securities Act. In addition, the trading market, if any, for the remaining Old Notes will be adversely affected depending on the extent to which Old Notes are tendered and accepted in the exchange offers.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that exchanges its Old Notes in an exchange offer for the purpose of participating in a distribution of the Exchange Notes or resells Exchange Notes that were received by it for its own account in an exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive Exchange Notes in the exchange offers if the exchange offer procedure is not followed.

We will only issue Exchange Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes to the exchange agent and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Old Notes. We may waive any defects or irregularities with respect to your tender of Old Notes, but we are not required to do so and may not do so. See “The Exchange Offers — Procedures for Tendering Old Notes” and “Description of Notes.”

Risk Factors Relating To The Exchange Notes

Although the Exchange Notes are referred to as “Senior Notes,” they will be effectively subordinated to NII Capital’s and the guarantors’ secured indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries.

The Exchange Notes and the guarantees are unsecured and therefore will be effectively subordinated to the existing and future secured indebtedness of NII Holdings, NII Capital and the subsidiary guarantors to the extent of the assets securing such indebtedness. As of December 31, 2009, NII Aviation, which is one of the subsidiary guarantors, and which had $42.7 million principal amount of secured indebtedness outstanding and NII Holdings, NII Capital and the subsidiary guarantors other than NII Aviation had no secured indebtedness outstanding; however, the indentures governing the Exchange Notes permit NII Holdings, NII Capital and the subsidiary guarantors to incur a substantial amount of secured indebtedness. See “Description of Notes.”

If NII Holdings, NII Capital or a subsidiary guarantor becomes insolvent or is liquidated, the lenders under NII Holdings, NII Capital or the subsidiary guarantors’ secured indebtedness will have claims on the assets securing their indebtedness and will have priority over any claim for payment under the Exchange Notes or the guarantees to the extent of such security. Accordingly, in the event of a bankruptcy or insolvency, it is possible that there would be no assets remaining after satisfaction of the claims of such secured creditors from which claims of the holders of the Exchange Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully. Also, as described below, there are federal and state laws that could invalidate NII Holdings’ and the subsidiary guarantors’ guarantees of the Exchange Notes. If that were to occur, the claims of creditors of NII Holdings and those subsidiaries would also rank effectively senior to the Exchange Notes, to the extent of the assets of those entities.

None of our foreign subsidiaries has any obligation to pay any amounts due on the Exchange Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. As of December 31, 2009, our non-guarantor subsidiaries had total liabilities of $3,348.6 million, including outstanding indebtedness of $820.8 million.

Contractual provisions in our subsidiaries’ debt agreements, as well as laws restricting the exchange of currencies or expatriating funds, impair the ability of our subsidiaries to make funds available to us to pay debt service.

Because almost all of our business operations and assets are conducted and held by our foreign subsidiaries, we depend on those subsidiaries to provide us with cash to satisfy our obligations, including debt service on the Exchange Notes, whether in the form of advances from our subsidiaries, the repayment by our subsidiaries of intercompany loans or the payment of dividends and other distributions from the net earnings and cash flow generated by such subsidiaries. Contractual provisions in the agreements governing the indebtedness of our foreign subsidiaries and laws or regulations restricting the exchange of currencies or expatriation of funds, as well as any such subsidiary’s financial condition and operating requirements, may limit the ability of our foreign subsidiaries to distribute cash to NII Holdings, NII Capital or the subsidiary guarantors. For example, Brazilian law provides that the Brazilian government may, for a limited period of time, impose restrictions on the remittance by Brazilian companies to foreign investors of the proceeds of investments in Brazil. These restrictions may be imposed whenever there is a material imbalance or a serious risk of a material imbalance in Brazil’s balance of payments. The inability to receive sufficient cash from our foreign subsidiaries to satisfy our obligations would require us to obtain additional debt or equity financing or sell assets. There can be no assurance that we would be able to obtain such financing or sell assets at acceptable terms or at all and, under such circumstances, our failure to do so could prevent us from satisfying our obligations, including making payments on the Exchange Notes when due.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantors.

The creditors of the guarantors could challenge the guarantees as fraudulent conveyances or on other grounds. Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the guarantees could be found to be a fraudulent transfer and declared void if a court determined that the guarantor, at the time it incurred the obligations evidenced by its guarantee, (1) delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors; or (2) received less than reasonably equivalent value or did not receive fair consideration for the issuance of the guarantee and any of the following three conditions apply:

•	the guarantor was insolvent on the date of the issuance of the guarantee or was rendered insolvent as a result of the issuance of the guarantee;

•	the guarantor was engaged in a business or transaction, or was about to engage in a business or transaction, for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In any such case, your right to receive payments in respect of the Exchange Notes from any such guarantor would be effectively subordinated to all indebtedness and other liabilities of that guarantor.

If a court declares the guarantees to be void, or if the guarantees must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the Exchange Notes would, with respect to amounts claimed against the guarantors, be subordinated to the indebtedness of the guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations.

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market for the Exchange Notes may not develop.

The Exchange Notes are new securities for which there is no established market. Accordingly, the development or liquidity of any market for the Exchange Notes is uncertain. We do not intend to apply for a listing of the Exchange Notes on a securities exchange or any automated dealer quotation system.

We cannot assure you as to the liquidity of markets that may develop for the Exchange Notes, your ability to sell the Exchange Notes or the price at which you would be able to sell the Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operations performance and other factors. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market, if any, for the Exchange Notes may experience similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your Exchange Notes.

The trading prices for the Exchange Notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the Exchange Notes, or the trading market for the Exchange Notes, to the extent a trading market for the Exchange Notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the Exchange Notes.

We may not have sufficient cash flow to make payments on the Exchange Notes and our other debt.

Our ability to pay principal and interest on the Exchange Notes and our other debt and to fund our planned capital expenditures depends on our future operating performance. Our future operating performance is subject to a number of risks and uncertainties that are often beyond our control, including general economic conditions and financial, competitive, regulatory and environmental factors. For a discussion of some of these risks and uncertainties, see the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009. Consequently, we cannot assure you that we will have sufficient cash flow to meet our liquidity needs, including making payments on our indebtedness.

If our cash flow and capital resources are insufficient to allow us to make scheduled payments on the Exchange Notes or our other debt, we may have to sell assets, seek additional capital or restructure or refinance our debt. We cannot assure you that the terms of our debt will allow for these alternative measures or that such measures would satisfy our scheduled debt service obligations.

If we cannot make scheduled payments on our debt:

•	the holders of our debt could declare all outstanding principal and interest to be due and payable;

•	the holders of our secured debt could commence foreclosure proceedings against our assets;

•	we could be forced into bankruptcy or liquidation; and

•	you could lose all or part of your investment in the Exchange Notes.

NII Capital may not be able to purchase the Exchange Notes upon a change of control, which would result in a default under the indentures governing the Exchange Notes and would adversely affect our business and financial condition.

Upon the occurrence of events constituting a change in control, each holder of the Exchange Notes will have the right to require NII Capital to repurchase all or any part of such holder’s Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, up to but excluding the purchase date. We may not have sufficient funds available to make any required repurchases of the Exchange Notes, and we may be unable to receive distributions or advances from our subsidiaries in the future sufficient to meet such repurchase obligation. In addition, restrictions under future debt instruments may not permit NII Capital to repurchase the Exchange Notes. If NII Capital fails to repurchase Exchange Notes in that circumstance, we will be in default under the indentures governing the Exchange Notes. See “Description of Notes — Repurchase at the Option of Holders.”

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

We caution you that this prospectus and the documents incorporated by reference into this prospectus contain certain estimates, projections and other “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that act. Statements regarding expectations, including performance assumptions and estimates relating to capital requirements, as well as other statements that are not historical facts, are forward-looking statements.

These statements reflect management’s judgments based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates of currencies in the countries in which our operating companies conduct business relative to the U.S. dollar.

We have included risk factors and uncertainties that might cause differences between anticipated and actual future results in the “Risk Factors” section of this prospectus and the section entitled “Risk Factors” incorporated into this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2009. Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to attract and retain customers;

•	our ability to meet the operating goals established by our business plan;

•	general economic conditions in the United States or in Latin America and in the market segments that we are targeting for our services, including the impact of the current uncertainties in global economic conditions;

•	the political and social conditions in the countries in which we operate, including political instability, which may affect the economies of our markets and the regulatory schemes in these countries;

•	the impact of foreign currency exchange rate volatility in our markets when compared to the U.S. dollar and related currency depreciation in countries in which our operating companies conduct business;

•	our ability to access sufficient debt or equity capital to meet any future operating and financial needs, including the impact of the disruption in global capital markets during 2008 and 2009 that have made it more difficult or costly to obtain funding on acceptable terms;

•	reasonable access to and the successful performance of the technology being deployed in our service areas, and improvements thereon, including technology deployed in connection with the introduction of digital two-way mobile data or Internet connectivity services in our markets;

•	the availability of adequate quantities of system infrastructure and subscriber equipment and components at reasonable pricing to meet our service deployment and marketing plans and customer demand;

•	Motorola’s ability and willingness to provide handsets and related equipment and software applications or to develop new technologies or features for us, including the timely development and availability of new handsets with expanded applications and features;

•	the risk of deploying new technologies, including the potential need for additional funding to support that deployment, the risk that new services supported by the new technology will not attract enough subscribers to support the related costs of deploying or operating the new technology, the need to significantly increase our employee base and the potential distraction of management;

•	our ability to successfully scale our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth or to successfully deploy new systems that support those functions;

•	the success of efforts to improve and satisfactorily address any issues relating to our network performance;

•	future legislation or regulatory actions relating to our SMR services, other wireless communications services or telecommunications generally and the costs and/or potential customer impacts of compliance with regulatory mandates;

•	the ability to achieve and maintain market penetration and average subscriber revenue levels sufficient to provide financial viability to our network business;

•	the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular services and personal communications services;

•	market acceptance of our new service offerings;

•	equipment failure, natural disasters, terrorist acts or other breaches of network or information technology security; and

•	other risks and uncertainties described in this prospectus and from time to time in our reports filed with the SEC, which we have incorporated by reference into this prospectus.

The words “may,” “could,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-

looking statements are found throughout this prospectus and elsewhere in this report. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, we do not undertake any obligation to publicly update or release any revisions to the forward-looking statement to reflect any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by NII Holdings. See “Where You Can Find More Information” on page 75 for a list of the documents incorporated by reference into this prospectus.

THE EXCHANGE OFFERS

This section of the prospectus describes the proposed exchange offers. While we believe that the description covers the material terms of the exchange offers, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offers.

Purpose and Effects of the Exchange Offers

The Exchange Notes are being offered in the exchange offer in exchange for the Old Notes, which were issued in unregistered private offerings. In the private offerings, we issued $800 million principal amount of the 10% Old Notes on August 18, 2009 and $500 million principal amount of the 8.875% Old Notes on December 15, 2009. The initial purchasers subsequently offered and sold a portion of the Old Notes only to “qualified institutional buyers” as defined in and in compliance with Rule 144A and outside the United States in compliance with Regulation S of the Securities Act.

In connection with the sale of the Old Notes, we and the guarantors entered into Registration Rights Agreements, which require us, among other things, to:

•	file with the SEC a registration statement under the Securities Act with respect to an offer to exchange the outstanding Old Notes for Exchange Notes identical in all material respects to the Old Notes within 210 days after the issuance of the Old Notes; and

•	use our commercially reasonable efforts to cause such registration statement to become effective as promptly as possible; and

•	consummate the Exchange Offer within 270 days after the issuance of the Old Notes.

If we failed to comply with the requirements of the Registration Rights Agreements we would be required to pay certain liquidated damages in the form of additional interest to each holder of Old Notes.

We are making the exchange offers to satisfy our obligations under the Registration Rights Agreements. The term “holder” with respect to the exchange offers means any person in whose name Old Notes are registered on our books or on the books of the Depository Trust Company, or DTC, or any other person who has obtained a properly completed certificate of transfer from the registered holder, or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe the Exchange Notes issued in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided that you:

•	are not a broker-dealer who purchased Old Notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

•	are not our “affiliate;” or

•	acquire the Exchange Notes in the ordinary course of your business and that you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

Any holder who tenders in an exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is our affiliate may not rely upon such interpretations by the staff of the SEC and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Any such holder may incur liabilities under the Securities Act for which the holder is not indemnified by us in order to comply with such requirements. Each broker-dealer (other than an affiliate of ours) that receives Exchange Notes for its own account in the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make the prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We are not making these exchange offers to, nor will we accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this exchange offer or its acceptance would not comply with the securities or blue sky laws.

By tendering in the exchange offers, you will represent to us that, among other things, you:

•	are acquiring the Exchange Notes in an exchange offer in the ordinary course of your business, whether or not you are a holder;

•	are transferring good and marketable title to the Old Notes free and clear of all liens, security interests, charges or encumbrances or rights of parties other than you;

•	do not have an arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

•	are not a broker-dealer, or you are a broker-dealer but will not receive Exchange Notes for your own account in exchange for Old Notes, neither you nor any other person is engaged in or intends to participate in the distribution of the Exchange Notes; and

•	are not our “affiliate” within the meaning of Rule 405 under the Securities Act or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Following the completion of the exchange offers, no Old Notes will be entitled to the liquidated damages payment applicable to the Old Notes. Nor will holders of Old Notes have any further registration rights, and the Old Notes will continue to be subject to certain restrictions on transfer. See “— Consequences of Failure to Exchange.” Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

Participation in the exchange offers is voluntary and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decisions on whether to participate in an exchange offer.

Consequences of Failure to Exchange

The Old Notes that are not exchanged for Exchange Notes in the exchange offers will remain restricted securities within the meaning of Rule 144(a)(3) of the Securities Act and subject to restrictions on transfer, and you will no longer be able to require us to register your Old Notes under the Securities Act, except in the limited circumstances set forth in the Registration Rights Agreement related to your Old Notes. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

(1) to us;

(2) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

(3) in an offshore transaction in accordance with Regulation S under the Securities Act;

(4) pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act;

(5) in reliance on another exemption from the registration requirements of the Securities Act; or

(6) pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in accordance with the Securities Act, any applicable securities laws of any U.S. state, the securities laws of any foreign country and subject to certain requirements of the registrar or co-registrar being met, including receipt by the registrar or co-registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

To the extent Old Notes are tendered and accepted in these exchange offers, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the Old Notes could be adversely affected.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and in the applicable letter of transmittal, we will accept any and all Old Notes validly tendered and not withdrawn prior to the Expiration Date. We will issue Exchange Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof in exchange for Old Notes of equal principal amounts that are accepted in the exchange offers. The Exchange Notes will accrue interest on the same terms as the Old Notes; however, holders of the Old Notes accepted for exchange will not receive accrued interest thereon at the time of exchange; rather, all accrued interest on the Old Notes will become obligations under the Exchange Notes. Holders may tender some or all of their Old Notes pursuant to the exchange offers. However, Old Notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes, except that:

•	the Exchange Notes will have been registered under the Securities Act and will not bear legends restricting their transfer pursuant to the Securities Act; and

•	except as otherwise described above, holders of the Exchange Notes will not be entitled to the rights of holders of Old Notes under the Registration Rights Agreement.

The Exchange Notes will evidence the same debt as the Old Notes that they replace, and will be issued under, and be entitled to the benefits of, the indentures that govern all of the notes, including the payment of principal and interest.

We are sending this prospectus and the letter of transmittal to all registered holders of outstanding Old Notes. Only a registered holder of Old Notes or such holder’s legal representative or attorney-in-fact as reflected on the indenture trustee’s records may participate in the exchange offers. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the exchange offers.

Holders of the Old Notes do not have any appraisal or dissenter’s rights under Delaware law or the indentures in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the requirements of the Exchange Act and the SEC’s rules and regulations thereunder.

We will be deemed to have accepted validly tendered Old Notes when and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act solely as our agent in connection with the tendering of the Old Notes and our acceptance of the Old Notes. The Exchange Notes delivered in the exchange offer will be issued on the earliest practicable date following our acceptance for exchange of Old Notes.

If any tendered Old Notes are not accepted for exchange because of an invalid tender, our withdrawal of the tender offer, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder as promptly as practicable after the Expiration Date. Any acceptance, waiver of default or a rejection of a tender of Old Notes shall be at our discretion and shall be conclusive, final and binding.

Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the Old Notes in the exchange offers. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offers. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments; Termination and Waivers

The term “Expiration Date” with respect to the exchange offer means 5:00 p.m., New York City time, on April   , 2010 unless we, in our sole discretion, extend the exchange offers, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offers are extended.

If we extend the exchange offers, we will notify the exchange agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion:

•	to extend the exchange offers;

•	if any of the conditions set forth below under “— Conditions to the Exchange Offer” have not been satisfied, to terminate either or both exchange offers or waive any conditions that have not been satisfied; or

•	to amend the terms of the exchange offers in any manner.

We may affect any such delay, extension, waiver or termination by giving oral or written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, we will make a public announcement of any such delay in acceptance, extension, termination, waiver or amendment as promptly as practicable. If we amend or waive any condition of an exchange offer in a manner determined by us to constitute a material change to that exchange offer, we will promptly disclose such amendment or waiver in a prospectus supplement that will be distributed to the registered holders of the Old Notes. That exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment or waiver and the manner of disclosure to the registered holders.

We will make a timely release of a public announcement of any delay, extension, termination, waiver or amendment to the exchange offer to an appropriate news agency.

Procedures for Tendering Old Notes

Tenders of Old Notes

The tender by a holder of Old Notes pursuant to any of the procedures set forth below will constitute the tendering holder’s acceptance of the terms and conditions of the applicable exchange offer. Our acceptance for exchange of Old Notes tendered pursuant to any of the procedures described below will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the applicable exchange offer. Only holders are authorized to tender their Old Notes. The procedures by which Old Notes may be tendered by beneficial owners that are not holders will depend upon the manner in which the Old Notes are held.

DTC has authorized DTC participants that are beneficial owners of Old Notes through DTC to tender their Old Notes as if they were holders. To effect a tender, DTC participants should either (1) complete and sign the letter of transmittal or a facsimile thereof, have the signature thereon guaranteed if required by the instructions in the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below under “— Book-Entry Delivery Procedures,” or (2) transmit their acceptance to DTC through the DTC Automated Tender Offer Program, or ATOP, for which the transaction will be eligible, and follow the procedures for book-entry transfer, set forth below under “— Book-Entry Delivery Procedures.”

Tender of Old Notes Held in Physical Form

To tender Old Notes held in physical form in the exchange offers:

•	the exchange agent must receive at one of the addresses set forth in this prospectus: (i) a properly completed letter of transmittal applicable to such Old Notes (or a facsimile thereof) duly executed by the tendering holder, (ii) any other documents the letter of transmittal requires, and (iii) the physical Old Notes or electronic delivery of Old Notes effected through the deposit of Old Notes into the exchange agent’s account with DTC and making book-entry delivery as set forth below), on or prior to the Expiration Date; or

•	the tendering holder must comply with the guaranteed delivery procedures set forth below on or prior to the Expiration Date.

Letters of transmittal or Old Notes should be sent only to the exchange agent and should not be sent to us.

Tender of Old Notes Held Through a Custodian

To tender Old Notes that a custodian bank, depository, broker, trust company or other nominee holds of record, the beneficial owner thereof must instruct such holder to tender the Old Notes on the beneficial owner’s behalf. A letter of instructions from the record owner to the beneficial owner may be included in the materials provided along with this prospectus which the beneficial owner may use in this process to instruct the registered holder of such owner’s Old Notes to effect the tender.

Tender of Old Notes Held Through DTC

To tender Old Notes that are held through DTC, DTC participants on or before the Expiration Date should either:

•	properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or deliver the letter of transmittal or such facsimile pursuant to the procedures for book-entry transfer set forth below; or

•	transmit their acceptance through ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Old Notes and that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal and we may enforce such agreement against such participant.

Old Notes held through DTC may only be tendered pursuant to the book-entry delivery procedures set forth below, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

The method of delivery of Old Notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the person tendering Old Notes and delivering letters of transmittal. If you use ATOP to tender, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on the Expiration Date. Except as otherwise provided in the letter of transmittal, tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

Except as provided below, unless the Old Notes being tendered are deposited with the exchange agent on or prior to the Expiration Date (accompanied by a properly completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject such tender. Exchange of Exchange Notes for Old Notes will be made only against deposit of the tendered Old Notes and delivery of all other required documents.

Book-Entry Delivery Procedures

The exchange agent will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offers within two business days after the date of this prospectus, and any financial institution that is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer the Old Notes into the exchange agent’s account in accordance with DTC’s procedures for transfer. However, although delivery of Old Notes may be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth in this prospectus on or prior to the Expiration Date, or compliance must be made with the guaranteed delivery procedures described below. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent’s account at DTC as described above is referred to as a “Book-Entry Confirmation.”

Signature Guarantees

Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the Old Notes tendered thereby are tendered (1) by a registered holder of Old Notes (or by a participant in DTC whose name appears on a DTC security position listing as the owner of such Old Notes) who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instruction 1 of the letter of transmittal. If the Old Notes are registered in the name of a person other than the signer of the letter of transmittal or if Old Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered Old Notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the letter of transmittal.

Guaranteed Delivery

If you wish to tender your Old Notes but they are not immediately available or if you cannot deliver your Old Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the Expiration Date, you may tender if:

•	the tender is made by or through an eligible institution;

•	prior to 5:00 p.m., New York City time, on the Expiration Date, the exchange agent receives from that eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail, courier or overnight delivery or a properly transmitted agent’s message relating to a notice of guaranteed delivery:

•	stating your name and address, the registration number or numbers of your Old Notes and the principal amount of Old Notes tendered;

•	stating that the tender is being made thereby; and

•	guaranteeing that, within three trading days after the Expiration Date of the exchange offer, the letter of transmittal or facsimile thereof or agent’s message in lieu thereof, together with the Old Notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile or Agent’s Message, as well as all tendered Old Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three trading days after the Expiration Date.

Upon request to the exchange agent, the exchange agent will send a notice of guaranteed delivery to you if you wish to tender your Old Notes according to the guaranteed delivery procedures described above.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of Old Notes will not be considered valid and may not be accepted. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived, and Old Notes submitted in a principal amount greater than the principal amount of Old Notes being tendered by such tendering holder, will be:

•	returned by the exchange agent to the tendering holders; or

•	in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described below, credited to an account maintained with such book-entry transfer facility.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of Old Notes in the exchange offer may be withdrawn, unless accepted for exchange as provided in the exchange offer, at any time prior to the Expiration Date.

To be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the Expiration Date. Any such notice of withdrawal must:

•	specify the name of the person having deposited the Old Notes to be withdrawn;

•	identify the Old Notes to be withdrawn, including the certificate number or numbers of the particular certificates evidencing the Old Notes (unless the Old Notes were tendered by book-entry transfer), and aggregate principal amount of the Old Notes; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee under the indentures register the transfer of the Old Notes into the name of the person withdrawing the Old Notes.

If Old Notes have been delivered pursuant to the procedures for book-entry transfer set forth in “— Procedures for Tendering Old Notes — Book-Entry Delivery Procedures,” any notice of withdrawal must specify the name and number of the account at the appropriate book-entry transfer facility to be credited with the withdrawn Old Notes and must otherwise comply with the book-entry transfer facility’s procedures.

If the Old Notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon written or facsimile notice of withdrawal, even if physical release is not yet effected. A withdrawal of Old Notes can only be accomplished in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of any notices will be determined by us in our sole discretion, which determination shall be final and binding on all parties. No withdrawal of Old Notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are retendered prior to the Expiration Date. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under “— Procedures for Tendering Old Notes” at any time prior to the Expiration Date.

Any Old Notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

Conditions to the Exchange Offer

The exchange offers are not subject to any conditions, other than that:

•	the exchange offers, or the making of any exchange by a holder, do not violate applicable law or any applicable interpretation of the staff of the SEC;

•	there shall have not been instituted, threatened or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with an exchange offer, that would or might, in our sole judgment, prohibit, prevent, restrict or delay consummation of that exchange offer;

•	no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our sole judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offers, or that is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects, of us, our subsidiaries or our affiliates;

•	there shall not have occurred or be likely to occur any event affecting the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us, our subsidiaries or our affiliates that, in our sole judgment, would or might prohibit, prevent, restrict or delay consummation of the exchange offers;

•	the Trustee under the indentures shall not have objected in any respect to or taken any action that could, in our sole judgment, adversely affect the consummation of the exchange offers, or shall have taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting or the making of the exchange offers; or

•	there shall not have occurred: (i) any general suspension of, or limitation on prices for, trading in the U.S. securities or financial markets, (ii) a material impairment in the trading market for debt securities, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in our sole judgment, might affect the extension of credit by banks or other lending institutions, (v) an outbreak or escalation of hostilities or acts of terrorism involving the U.S. or declaration of a national emergency or war by the U.S. or any other calamity or crisis or any other change in political, financial or economic conditions, if the effect of any such event, in our sole judgment, makes it impractical or inadvisable to proceed with the exchange offers, or (vi) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may, as to either or both exchange offers:

•	refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders;

•	terminate the exchange offer;

•	extend the exchange offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such Old Notes; or

•	waive that unsatisfied conditions with respect to the exchange offer and accept all validly tendered Old Notes which have not been withdrawn.

If a waiver constitutes a material change to an exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders and will extend that exchange offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if that exchange offer would otherwise expire during such five to 10 business day period.

Exchange Agent

Wilmington Trust Company, the trustee under the indentures governing the notes, has been appointed as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery and other documents to the exchange agent addressed as follows:

Delivery by Regular, Registered or Certified Mail or Overnight Delivery:
Wilmington Trust Company
Rodney Square North
1100 N. Market St.
Wilmington, DE 19890-1615
Attn: Sam Hamed
To Confirm by Telephone or for Information:
(302) 636-6470
Facsimile (eligible institutions only):
(302) 636-4139
Attn: Exchanges

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our or our affiliates’ officers and regular employees.

No dealer-manager has been retained in connection with the exchange offers and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offers. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

Our out-of-pocket expenses for the exchange offers will include fees and expenses of the exchange agent and the trustee under the indentures, accounting and legal fees, and printing costs, among others.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the exchange offers. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the exchange offers, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement relating to the Old Notes. We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offers. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, outstanding Old Notes in like principal amount. We will cancel all Old Notes tendered in exchange for Exchange Notes in the exchange offers. As a result, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness or in the early payment of interest.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization, as of December 31, 2009. You should read the information set forth in the table in conjunction with our historical consolidated financial statements and notes thereto incorporated by reference in this prospectus from our current report on Form 8-K dated March 8, 2010.

As of
December 31,
2009
(In thousands)

Cash and cash equivalents	$2,504,064

Total debt:
10.0% senior notes due 2016, net(1)	$781,261
8.875% senior notes due 2019, net(1)	495,946
3.125% convertible notes due 2012(2)	1,097,628
2.75% convertible notes due 2025(2)(3)	342,412
Brazil syndicated loan facility	259,481
Mexico syndicated loan facility	156,600
Tower financing obligations	174,497
Capital lease obligations	110,063
Other Brazil financings	151,053
Other	11,847

Total debt	3,580,788
Stockholders’ equity:
Common stock, 166,730 shares issued and outstanding(4)	$166
Paid-in capital	1,239,541
Retained earnings	1,674,898
Accumulated other comprehensive loss	(167,768)

Total stockholders’ equity	2,746,837

Total capitalization	$6,327,625

(1)	Amounts shown are net of original issue discounts and deferred financing costs. As of December 31, 2009, the outstanding aggregate principal amount of the 10% Senior Notes was $800.0 million, and the outstanding aggregate principal amount of the 8.875% Senior Notes was $500.0 million.

(2)	Amounts reflected in the table above for our convertible debt instruments reflect the adjustments to the outstanding balance resulting from our adoption of ASC 830. As of December 31, 2009, the principal amounts of the 3.125% convertible notes and the 2.75% convertible notes were $1,200.0 million and $350.0 million, respectively.

(3)	The noteholders have the right to require NII Holdings to repurchase the 2.75% notes at par on August 15 of 2010, 2012, 2015 and 2020.

(4)	Excludes the shares of common stock issuable upon conversion of our outstanding convertible notes and shares of our common stock reserved for issuance under our stock option plan.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that will be outstanding following the consummation of this exchange offers in addition to the Exchange Notes issued pursuant to this offering and any Old Notes that remain outstanding following the consummation of the exchange offers. This summary is qualified in its entirety by the documents incorporated by reference in this prospectus, including the indentures and loan documentation incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2009 and the description of our indebtedness in Note 5 to our consolidated financial statements in our current report on Form 8-K dated March 8, 2010.

3.125% Convertible Notes

In May 2007, NII Holdings privately placed $1.0 billion aggregate principal amount of 3.125% convertible notes due 2012, which we refer to as the 3.125% notes. In addition, NII Holdings granted the initial purchaser an option to purchase up to an additional $200.0 million principal amount of 3.125% notes, which the initial purchaser exercised in full. As a result, NII Holdings issued a total of $1.2 billion principal amount of the 3.125% notes for which it received total gross proceeds of $1.2 billion. NII Holdings also incurred direct issuance costs of $22.8 million, which it recorded as a deferred financing cost that it will amortize into interest expense over the term of the 3.125% notes. Our 3.125% notes are senior unsecured obligations and rank equal in right of payment with all of NII Holdings’ other existing and future senior unsecured debt.

The 3.125% notes bear interest at a rate of 3.125% per annum on the principal amount of the notes, payable semi-annually in arrears in cash on June 15 and December 15 of each year, beginning December 15, 2007, and will mature on June 15, 2012, when the entire principal balance of $1,200.0 million will be due. In addition, and subject to specified exceptions, the noteholders have the right to require us to repurchase the notes at a repurchase price equal to 100% of their principal amount, plus any accrued and unpaid interest (including additional amounts, if any) up to, but excluding, the repurchase date upon the occurrence of a fundamental change.

The 3.125% notes are convertible into shares of NII Holdings’ common stock at a conversion rate of 8.4517 shares per $1,000 principal amount of notes, or 10,142,040 aggregate common shares, representing a conversion price of $118.32 per share. The right to convert the 3.125% notes is subject to customary terms and adjustments.

Neither NII Holdings, nor any of its subsidiaries, are subject to any financial covenants under NII Holdings’ 3.125% notes. In addition, the indenture governing the 3.125% notes does not restrict NII Holdings or any of its subsidiaries from paying dividends, incurring debt, or issuing or repurchasing NII Holdings’ securities.

2.75% Convertible Notes.

In the third quarter of 2005, NII Holdings privately placed $350.0 million aggregate principal amount of 2.75% convertible notes due 2025, which we refer to as our 2.75% notes. NII Holdings also incurred direct issuance costs of $9.0 million, which it recorded as deferred financing costs on its consolidated balance sheet and is amortizing over five years. NII Holdings’ 2.75% notes are senior unsecured obligations and rank equal in right of payment with all of NII Holdings’ other existing and future senior unsecured debt.

The 2.75% notes bear interest at a rate of 2.75% per year on the principal amount of the notes, payable semi-annually in arrears in cash on February 15 and August 15 of each year, and will mature on August 15, 2025, when the entire principal balance of $350.0 million will be due. The 2.75% notes were publicly registered, effective February 10, 2006.

The noteholders have the right to require NII Holdings to repurchase the 2.75% notes on August 15 of 2010, 2012, 2015 and 2020 at a repurchase price equal to 100% of their principal amount, plus any accrued and unpaid interest up to, but excluding, the repurchase date. In addition, if a fundamental change or termination of trading, as defined, occurs prior to maturity, the noteholders have a right to require NII Holdings to repurchase all or part of the notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

The 2.75% notes are convertible, at the option of the holder, into shares of NII Holdings’ common stock at an adjusted conversion rate of 19.967 shares per $1,000 principal amount of notes, or 6,988,370 aggregate common shares, representing a conversion price of about $50.08 per share. The right to convert the 2.75% notes is subject to customary terms and adjustments.

Prior to August 20, 2010, the notes will not be redeemable. On or after August 20, 2010, NII Holdings may redeem for cash some or all of the notes, at any time and from time to time, upon at least 30 days’ notice for a price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest up to but excluding the redemption date.

Neither NII Holdings, nor any of its subsidiaries, are subject to any financial covenants under our 2.75% notes. In addition, the indenture governing the 2.75% notes does not restrict NII Holdings or any of its subsidiaries from paying dividends, incurring debt, or issuing or repurchasing our securities.

Brazil Syndicated Loan Facility

In September 2007, Nextel Brazil entered into a $300.0 million syndicated loan facility. Of the total amount of the facility, $45.0 million is denominated in U.S. dollars with a floating interest rate based on LIBOR plus a specified margin ranging from 2.00% to 2.50% (Tranche A — 2.25% and 3.43% as of December 31, 2009 and 2008, respectively). The remaining $255.0 million is denominated in U.S. dollars with a floating interest rate based on LIBOR plus a specified margin ranging from 1.75% to 2.25% (Tranche B — 2.00% and 3.18% as of December 31, 2009 and 2008, respectively). Tranche A matures on September 14, 2014, and Tranche B matures on September 14, 2012. Nextel Brazil’s obligations under the syndicated loan facility agreement are guaranteed by all of its material operating subsidiaries and are secured by a pledge of the outstanding equity interests in Nextel Brazil and those subsidiaries. In addition, Nextel Brazil is subject to various legal and financial covenants under the syndicated loan facility that, among other things, require Nextel Brazil to maintain certain financial ratios and may limit the amount of funds that could be repatriated in certain periods. Nextel Brazil has utilized borrowings under this syndicated loan facility for capital expenditures, general corporate purposes and the repayment of specified short-term intercompany debt. In connection with this agreement, Nextel Brazil deferred $5.0 million of financing costs, which Nextel Brazil is amortizing as additional interest expense over the term of the syndicated loan.

During the fourth quarter of 2007, Nextel Brazil borrowed $26.2 million in term loans under Tranche A and $148.8 million in term loans under Tranche B of this syndicated loan facility. During the first quarter of 2008, Nextel Brazil borrowed the remaining $18.8 million in term loans under Tranche A and $106.2 million in term loans under Tranche B of this syndicated loan facility.

DESCRIPTION OF NOTES

The Issuer will issue the 10% Exchange Notes offered hereby pursuant to an indenture dated as of August 18, 2009, by and among the Issuer, the Initial Guarantors and Wilmington Trust Company, as trustee (the “10% Indenture”) and will issue the 8.875% Exchange Notes offered hereby pursuant to an indenture dated as of December 15, 2009, by and among the Issuer, the Initial Guarantors and Wilmington Trust Company, as trustee (the “8.875% Indenture” and, together with the 10% Indenture, the “Indentures”). The terms of the Exchange Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and you should refer to the Indentures and the Trust Indenture Act for a statement thereof.

The following description is a summary of the material provisions of the Indentures relating to the Exchange Notes offered hereby. It does not restate the Indentures in their entirety. We urge you to read the Indentures because the applicable Indenture, and not this description, defines your rights as Holders of the Exchange Notes. Anyone who receives this prospectus may obtain copies of the Indentures, without charge, by writing to NII Holdings, Inc., 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, Attention: Secretary. The 10% Indenture and 8.875% Indenture are also on file with the SEC as exhibits to our current reports on Form 8-K, dated August 18, 2009 and December 15, 2009, respectively.

You can find the definitions of certain terms used in this description below under the caption ‘‘— Certain Definitions.” Certain capitalized terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the Indentures. In this description, the word “Issuer” refers only to NII Capital Corp. and not to any of its subsidiaries, the word “Parent” refers only to NII Holdings, Inc. and not to any of its subsidiaries and the word “Notes” refers to the Exchange Notes, the Old Notes and any Additional Notes issued pursuant to the Indentures.

The registered Holder of a Note will be treated as its owner for all purposes. Only registered Holders of Notes will have rights under the Indentures.

The terms of the Exchange Notes are substantially identical to those terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and are not subject to the transfer restrictions and registration rights relating to the Old Notes.

Brief Description of the Exchange Notes

The Exchange Notes:

•	are general unsecured obligations of the Issuer;

•	are equal in right of payment with any future unsecured, unsubordinated Indebtedness of the Issuer,

•	are senior in right of payment to any future subordinated Indebtedness of the Issuer; and

•	are effectively subordinated to all existing and any future Secured Indebtedness of the Issuer, to the extent of the assets securing such Indebtedness, and to all existing and any future Indebtedness and other liabilities (including trade payables) of the Parent’s Subsidiaries that are not Guarantors (or the Issuer), to the extent of the assets of such Subsidiaries.

As of December 31, 2009, (i) the Parent had $1,550.0 million principal amount of indebtedness outstanding on an unconsolidated basis (excluding its obligations pursuant to the guarantee of the Old Notes), none of which was secured, (ii) the Issuer had $1.3 billion aggregate principal amount of unsecured indebtedness outstanding, representing the Old Notes, and (iii) other than NII Aviation, which had $42.7 million principal amount of secured indebtedness outstanding, none of the Subsidiary Guarantors has any indebtedness outstanding other than the guarantee of the Old Notes pursuant to the Note Guarantees. In addition, as of December 31, 2009, the Parent’s Subsidiaries that are not Subsidiary Guarantors or the Issuer had $3,348.6 million in liabilities outstanding, including $820.8 million aggregate principal amount of indebtedness. The Parent, the Issuer and the Subsidiary Guarantors are holding companies substantially all of the assets of which consist of the capital stock of, and loans to, the Parent’s Subsidiaries and cash and Cash Equivalents.

Although the Indentures will limit the Incurrence of Indebtedness by the Parent and its Restricted Subsidiaries, such limitations are subject to a number of significant exceptions. The Parent and its Restricted Subsidiaries may be able to incur substantial amounts of Indebtedness, including secured Indebtedness, in the future.

As of the date of the exchange offers, all of the Parent’s Subsidiaries, including the Issuer, will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” the Parent will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indentures and will not Guarantee the Exchange Notes. As of the Issue Date, the Parent and all of the Parent’s Domestic Restricted Subsidiaries, other than the Issuer, will Guarantee the Exchange Notes.

Principal, Maturity and Interest

The Indentures provide for the issuance by the Issuer of Notes with an unlimited principal amount, of which $1.3 billion principal amount are outstanding as Old Notes and up to $1.3 billion principal amount will be issued in connection with this exchange offer. The Issuer may issue additional notes (the “Additional Notes”) from time to time. Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness.” The Exchange Notes offered hereby, the Old Notes, and any Additional

Notes subsequently issued under either the 10% Indenture or the 8.875% Indenture will be treated as a single class for all purposes under that Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuer will issue Exchange Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 10% Exchange Notes will mature on August 15, 2016 and the 8.875% Exchange Notes will mature on December 15, 2019.

Cash interest on the 10% Exchange Notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on February 15 and August 15, beginning on February 15, 2010. The Issuer will make each interest payment to the Holders of record of the 10% Exchange Notes on the immediately preceding February 1 and August 1.

Cash interest on the 8.875% Exchange Notes will accrue at the rate of 8.875% per annum and will be payable semi-annually in arrears on June 15 and December 15, beginning on June 15, 2010. The Issuer will make each interest payment to the Holders of record of the 8.875% Exchange Notes on the immediately preceding June 1 and December 1.

Interest on the Notes will accrue from the most recent date on which interest on the Notes has been paid, or if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer, the Issuer will pay or cause the Paying Agent to pay all principal, interest and premium on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as Paying Agent and Registrar. The location of the corporate trust office of the Trustee is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-1615. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the Parent or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indentures. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indentures. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantees

The Old Notes are, and any Exchange Notes or Additional Notes will be, guaranteed, jointly and severally, by Parent and each of its First Tier Restricted Subsidiaries and Domestic Restricted Subsidiaries other than the Issuer.

Each Note Guarantee:

•	will be a general unsecured obligation of the Guarantor;

•	will be equal in right of payment with all existing and any future unsecured, unsubordinated Indebtedness of such Guarantor, including, in the case of the Parent, $1,200 million aggregate principal amount of the Parent’s outstanding 3.125% convertible notes due 2012 and $350 million aggregate principal amount of the Parent’s outstanding 2.75% convertible notes due 2025;

•	will be senior in right of payment to any future subordinated Indebtedness of the Guarantor; and

•	will be effectively subordinated to all existing and any future secured Indebtedness of such Guarantor, to the extent of the assets securing such Indebtedness, and the Note Guarantee of each Guarantor will be effectively subordinated to all existing and any future liabilities of such Guarantor’s Subsidiaries other than the Issuer and any Subsidiary Guarantor to the extent of the assets of such Subsidiaries.

The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from the guarantors.” As of December 31, 2009, (i) the Parent had $1,550.0 million principal amount of indebtedness outstanding on an unconsolidated basis (excluding its obligations as a guarantor of the Old Notes under the Note Guarantee), none of which was secured, (ii) the Issuer had $1.3 billion principal amount of indebtedness outstanding, representing the Old Notes, and (iii) other than NII Aviation, which had $42.7 million principal amount of secured indebtedness outstanding, none of the other Subsidiary Guarantors had any indebtedness outstanding other than their respective obligations as guarantors of the Old Notes under the Note Guarantee. In addition, as of December 31, 2009, the Parent’s Subsidiaries that are not Subsidiary Guarantors or the Issuer had $3,348.6 million in liabilities outstanding, including $820.8 million aggregate principal amount of indebtedness.

Note Guarantees of the Subsidiary Guarantors may be released in certain circumstances. See “— Certain Covenants — Guarantees.”

Optional Redemption of 10% Exchange Notes

At any time prior to August 15, 2012, the Issuer may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued under the 10% Indenture (including any Additional Notes) at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the 10% Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Affiliates); and

(2) the redemption must occur within 180 days of the date of the closing of such Equity Offering.

At any time prior to August 15, 2013, the Issuer may redeem all or part of the Notes issued under the 10% Indenture upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

At any time on or after August 15, 2013, the Issuer may redeem all or a part of the Notes issued under the 10% Indenture upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage

2013	105.00%
2014	102.50%
2015 and thereafter	100.00%

If less than all of the Notes issued under the 10% Indenture are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis.

No Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Optional Redemption of 8.875% Exchange Notes

At any time prior to December 15, 2012, the Issuer may (on any one or more occasions) redeem up to 35% of the aggregate principal amount of Notes issued under the 8.875% Indenture (including any Additional Notes) at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the 8.875% Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Affiliates); and

(2) the redemption must occur within 180 days of the date of the closing of such Equity Offering.

At any time prior to December 15, 2014, the Issuer may redeem all or part of the Notes issued under the 8.875% Indenture upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

At any time on or after December 15, 2014, the Issuer may redeem all or a part of the Notes issued under the 8.875% Indenture upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest on the Notes to be redeemed to the date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage

2014	104.438%
2015	102.958%
2016	101.479%
2017 and thereafter	100.000%

If less than all of the Notes issued under the 8.875% Indenture are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2) if the Notes are not so listed, on a pro rata basis.

No Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the applicable Indenture. In the Change of Control Offer, the Issuer will offer payment (a “Change of Control Payment”) in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this section in the event that the Issuer has exercised its right to redeem all the Notes under the terms of the caption “Optional Redemption.” No later than 30 days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indentures, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indentures by virtue of such compliance.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent, prior to 11:00 am, New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Future credit agreements or other similar agreements to which the Parent or any of its subsidiaries becomes a party may contain restrictions on the Issuer’s ability to purchase the Notes. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Parent or applicable subsidiary could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Parent or such subsidiary does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to purchase properly tendered Notes would constitute an Event of Default under the applicable Indenture which could, in turn, constitute a default under such other agreements.

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indentures are applicable. Except as described above with respect to a Change of Control, the Indentures do not contain provisions that permit the

Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Parent and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Parent and its Restricted Subsidiaries taken as a whole to another person or group may be uncertain.

Holders may not be able to require the Issuer to purchase their Notes in certain circumstances involving a significant change in the composition of the Parent’s board of directors, including a proxy contest where the Parent’s board of directors does not endorse the dissident slate of directors but approves them as “Continuing Directors.” In this regard, a recent decision of the Delaware Chancery Court (not involving the Parent or its securities) considered a change of control redemption provision of an indenture governing publicly traded debt securities substantially similar to the change of control event described in clause (4) of the definition of “Change of Control.” In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination).

Asset Sales

The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on the Parent’s or such Restricted Subsidiary’s most recent balance sheet, of the Parent or any Restricted Subsidiary (other than contingent liabilities, Indebtedness that is by its terms subordinated to the Notes or any Note Guarantee and liabilities to the extent owed to the Parent or any Affiliate of the Parent) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written novation agreement that releases the Parent or such Restricted Subsidiary from further liability therefor; and

(b) any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are (within 60 days of receipt and subject to ordinary settlement periods) converted by the Parent or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Parent or its Restricted Subsidiaries may apply such Net Proceeds at its option:

(1) to repay, prepay, defease, redeem, purchase or otherwise retire, in whole or in part, (i) Indebtedness secured by such assets, (ii) unsubordinated Indebtedness of the Issuer or any Subsidiary Guarantor or (iii) any Indebtedness of any Restricted Subsidiary of the Parent that is not a Subsidiary Guarantor or the Issuer, other than Indebtedness owed to the Parent or another Restricted Subsidiary and, in each case, if the Indebtedness repaid is revolving credit Indebtedness to correspondingly reduce commitments with respect thereto; or

(2) to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (i) such purchase is consummated within the later of (x) 180 days after the date such binding agreement is entered into and (y) 365 days after the receipt of Net Proceeds from such Asset Sale and (ii) if such purchase is not consummated within the period set forth in subclause (i), the Net Proceeds not so applied will be deemed to be Excess Proceeds (as defined below)).

Pending the final application of any such Net Proceeds, the Parent or any of its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the applicable Indenture.

On the 365th day after an Asset Sale (or, in the event that a binding agreement has been entered into as set forth in clause (2) of the preceding paragraph, the later date set forth in such clause (2)) or such earlier date, if any, as the Parent determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each such date being referred as an “Excess Proceeds Trigger Date”), such aggregate amount of Net Proceeds that has not been applied on or before the Excess Proceeds Trigger Date as permitted in the preceding paragraph (“Excess Proceeds”) will be applied by the Issuer to make an offer (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes or any Note Guarantee containing provisions similar to those set forth in the Indentures with respect to offers to purchase with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus accrued and unpaid interest to the date of purchase, and will be payable in cash.

The Issuer may defer the Asset Sale Offer until the aggregate unutilized Excess Proceeds accrued equals or exceeds $100 million, at which time the entire unutilized amount of Excess Proceeds (not only the amount in excess of $100 million) will be applied as provided in the preceding paragraph. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Parent and its Restricted Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indentures. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the Excess Proceeds subject to such Asset Sale will no longer be deemed to be Excess Proceeds.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indentures, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indentures by virtue of such compliance.

The Issuer will not be required to make an Asset Sale Offer as described above if the Parent or any of its Restricted Subsidiaries makes the Asset Sale Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to an Asset Sale Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Asset Sale Offer.

Future credit agreements or other similar agreements to which the Parent or its subsidiaries becomes a party may contain restrictions on the Issuer’s ability to purchase Notes. In the event an Asset Sale occurs at a time when the Issuer is prohibited from purchasing Notes, the Parent or applicable subsidiary could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Parent or such subsidiary does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under an Indenture which could, in turn, constitute a default under such other agreements.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

If on any date following the Issue Date:

(1) the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Parent or the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1) “Repurchase at the Option of Holders — Asset Sales;”

(2) “— Restricted Payments;”

(3) “— Incurrence of Indebtedness;”

(4) “— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(5) “— Transactions with Affiliates;”

(6) “— clause (3) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets;”

(7) “— Designation of Restricted and Unrestricted Subsidiaries;”

(8) “— Note Guarantees;” and

(9) “— Business Activities.”

During any period that the foregoing covenants have been suspended, the Parent’s board of directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant under the caption “— Designation of Restricted and Unrestricted Subsidiaries” unless such designation would have been permitted if a Suspension Period had not been in effect at such time.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively (or if either such agency ceases to rate the Exchange Notes, the equivalent investment grade credit rating from another nationally recognized statistical rating organization), the foregoing covenants will be reinstated as of and from the date of such rating decline. Calculations under the reinstated “Restricted Payments” covenant will be made as if the “Restricted Payments” covenant had been in effect since the date of the indenture except that no default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Notwithstanding that the suspended covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any period such covenants have been suspended. There can be no assurance that the Exchange Notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

(A) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay (without duplication) any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Parent or (y) to the Parent or a Restricted Subsidiary of the Parent);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) any Equity Interests of the Parent or any Restricted Subsidiary thereof held by persons other than the Parent or any of its Restricted Subsidiaries;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or any Note Guarantee, except (x) a payment of interest or principal at the Stated Maturity thereof or (y) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four Quarter Period, have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries after the August 18, 2009 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8) and (9) of the next succeeding paragraph (B)), is less than the sum, without duplication, of:

(i) 100% of the Consolidated Cash Flow of the Parent for the period (taken as one accounting period) from July 1, 2009 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, minus 1.4 times the Fixed Charges of the Parent for the same period, plus

(ii) 100% of the aggregate net proceeds (including (x) cash and Cash Equivalents and (y) the Fair Market Value of property other than cash and Cash Equivalents, provided that if the Fair Market Value of such property exceeds $50 million such Fair Market Value shall be determined in good faith by the board of directors of the Parent, whose good faith determination shall be conclusive and evidenced by a board resolution) received by the Parent since August 18, 2009 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Parent or from the Incurrence of Indebtedness of the Parent or the Issuer that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Parent), plus

(iii) with respect to Restricted Investments made by the Parent and its Restricted Subsidiaries after August 18, 2009, an amount equal to the net reduction in such Restricted Investments in any person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Parent or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Restricted Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Cash Flow), from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not

to exceed, in each case, the amount of Restricted Investments previously made by the Parent or any Restricted Subsidiary in such person or Unrestricted Subsidiary after August 18, 2009.

(B) The preceding provisions will not prohibit, so long as, in the case of clauses (5), (7) and (9) below, no Default has occurred and is continuing or would be caused thereby:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the applicable Indenture;

(2) the payment of any dividend by a Restricted Subsidiary of the Parent to the holders of its common stock on a pro rata basis;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor or of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Parent or a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of the Parent; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3) (ii) of the preceding paragraph (A);

(4) the defeasance, redemption, repurchase or other acquisition of Indebtedness subordinated to the Notes or any Note Guarantee with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness;

(5) the payment of any dividend or the making of any other payment or distribution on account of the Parent’s Equity Interests or the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent in an aggregate amount not to exceed $100 million;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants to the extent that such Equity Interests represents all or a portion of the exercise price thereof;

(7) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent held by any current or former employee, consultant or director of the Parent, or any Restricted Subsidiaries of the Parent pursuant to the terms of any equity subscription agreement, stock option agreement or similar agreement entered into in the ordinary course of business; provided that the aggregate of all amounts paid by the Parent in any calendar year will not exceed $20 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year; provided, further, that such amount in any calendar year may be increased by an amount equal to (a) the net cash proceeds from the sale of Equity Interests of the Parent to current or former members of management, directors, consultants or employees that occurs after August 18, 2009 (provided that the amount of any such net cash proceeds will be excluded from clause (3) (ii) of the preceding paragraph (A)) plus (b) the net cash proceeds of key man life insurance policies received by the Parent or its Restricted Subsidiaries after August 18, 2009;

(8) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of capital stock of the Parent, to the extent necessary, in the good faith judgment of the Parent’s board of directors, to prevent the loss or secure the renewal or reinstatement of any license held by the Parent or any of its Restricted Subsidiaries from any governmental agency; and

(9) other Restricted Payments in an aggregate amount not to exceed $250 million.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Parent or such Subsidiary, as the case may be, pursuant to the Restricted Payment; provided that if the Fair Market Value exceeds $50 million, such Fair Market Value shall be determined in good faith by the board of directors of the Parent evidenced by a board resolution. Not later than the date of making any Restricted Payment under paragraph (A) or clause B (9) above, the Parent will deliver to the Trustee an Officers’ Certificate stating that such Restricted

Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any opinion or appraisal required by the Indentures.

Incurrence of Indebtedness

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness; provided, however, that the Parent, the Issuer, any Subsidiary Guarantor or any Foreign Restricted Subsidiary that is not a Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 5.25 to 1, and if (A) such Indebtedness is to be Incurred by the Issuer or any Subsidiary Guarantor, the Subsidiary Debt Leverage Ratio would less than 3.5 to 1 or (B) such Indebtedness is to be Incurred by a Foreign Restricted Subsidiary that is not a Subsidiary Guarantor, the Priority Debt Leverage Ratio would be less than 2.5 to 1.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the Incurrence by the Parent, the Issuer, any Subsidiary Guarantor or any Foreign Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate amount at any one time outstanding pursuant to this clause (1), including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (1), not to exceed $500 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Parent, the Issuer, any Subsidiary Guarantor or any Foreign Restricted Subsidiary to permanently repay any such Indebtedness pursuant to the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2) the Incurrence of Existing Indebtedness;

(3) the Incurrence by the Parent, the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Note Guarantees;

(4) the Incurrence by the Parent or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings, Attributable Debt, purchase money obligations or other obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisition of capital stock of a person that becomes a Restricted Subsidiary to the extent of the Fair Market Value of the property, plant or equipment of such person) used in the business of the Parent or such Restricted Subsidiary, in an aggregate amount, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed $350 million at any time outstanding;

(5) the Incurrence by the Parent or any Restricted Subsidiary of the Parent of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the applicable Indenture to be Incurred under the first paragraph of this covenant or clauses (1), (2), (3), (4), (5), (12), (13), (15) or (16) of this paragraph;

(6) the Incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness owing to or held by the Parent or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Parent, the Issuer or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of the Parent or a Subsidiary Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a person that is not the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the Guarantee by the Parent, the Issuer or any Subsidiary Guarantor of Indebtedness of the Parent or a Restricted Subsidiary of the Parent that was permitted to be Incurred by another provision of this covenant (other than (x) a Guarantee by the Issuer or any Subsidiary Guarantor of Existing Indebtedness of the Parent and (y) a Guarantee by the Issuer or any Subsidiary Guarantor of Indebtedness of the Parent Incurred under the first paragraph of this covenant or in the case of clauses (x) and (y) any refinancings thereof); provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or any Note Guarantee, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(8) the Incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(9) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Parent or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount (other than with respect to indemnities relating to tax obligations) does not exceed the gross proceeds actually received by the Parent or any Restricted Subsidiary thereof in connection with such disposition;

(10) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished promptly after its Incurrence;

(11) the Incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(12) the Incurrence by the Parent, the Issuer or any Subsidiary Guarantor of Permitted Subordinated Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (12), not to exceed $500 million;

(13) the Incurrence by the Parent or any Restricted Subsidiary of Acquired Indebtedness, provided that immediately after giving effect to such Incurrence on a pro forma basis, the Consolidated Leverage Ratio and, if the Acquired Indebtedness is to be Incurred by the Issuer or any Subsidiary Guarantor, the Subsidiary Debt Leverage Ratio and, if the Acquired Indebtedness is to be Incurred by a Foreign Restricted Subsidiary that is not a Subsidiary Guarantor, the Priority Debt Leverage Ratio will not be greater than the such ratios immediately prior to such Incurrence;

(14) the Incurrence by the Parent, the Issuer or any Subsidiary Guarantor of Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(15) the Incurrence by the Parent or any Restricted Subsidiary of Indebtedness in favor of a governmental entity in connection with the purchase of licenses or other rights to utilize radio spectrum in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $300 million; or

(16) the Incurrence by the Parent, Issuer or any Subsidiary Guarantor or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (16), not to exceed $250 million.

For purposes of determining compliance with this covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Parent will be permitted to divide and classify such item of Indebtedness at the time of its Incurrence in any manner that complies with this covenant and may later redivide and/or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant; provided that notwithstanding the foregoing, Indebtedness outstanding under Credit Facilities on the Issue Date shall be deemed to have been incurred on such date under clause (1) above.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restrictions shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Issuer will not Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Issuer unless it is subordinate in right of payment to the Notes to the same extent. The Parent will not, and will not permit any Subsidiary Guarantor to, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Parent or such Subsidiary Guarantor, as the case may be, unless it is subordinate in right of payment to the relevant Note Guarantee to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect thereof or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Liens

The Parent will not, and will not permit the Issuer or any Subsidiary Guarantor to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of its property or assets, now owned or hereafter acquired, unless all payments due under the Indentures and the Notes or the Note Guarantee, as applicable, are secured on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes, prior or senior thereto, with the same relative priority as the Notes or Note Guarantee will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its capital stock (or with respect to any other interest or participation in, or measured by, its profits) to the Parent or any of its Restricted Subsidiaries or pay any liabilities owed to the Parent or any of its Restricted Subsidiaries;

(2) make loans or advances to the Parent or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1) existing under, by reason of or with respect to Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, in the good faith judgment of the board of directors of the Parent, whose judgment shall be conclusively binding and evidenced by a board resolution, either (i) are not materially more restrictive, taken as a whole, than those contained in Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date or (ii) will not materially affect the Issuer’s ability to pay the interest or principal, when due, on the Notes;

(2) set forth in the Indentures and the Notes and the Note Guarantees;

(3) existing under, by reason of or with respect to applicable law, rule, regulation or order;

(4) with respect to any person or the property or assets of a person acquired by the Parent or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any person or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, in the good faith judgment of the board of directors of the Parent, whose judgment shall be binding and evidenced by a board resolution, either (i) are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition or (ii) will not materially affect the Issuer’s ability to pay the interest or principal, when due, on the Notes;

(5) in the case of clause (3) of the first paragraph of this covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Parent or any Restricted Subsidiary thereof not otherwise prohibited by the Indentures, or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Parent or any Restricted Subsidiary thereof in any manner material to the Parent or any Restricted Subsidiary thereof;

(6) existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the capital stock of, or property and assets of, a Restricted Subsidiary that restrict distributions by that Restricted Subsidiary pending such sale or other disposition;

(7) existing under restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(8) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements and which the board of directors of the Parent determines in good faith will not adversely affect the Issuer’s ability to make payments of principal or interest payments on the Notes; and

(9) encumbrances and restrictions in other Indebtedness incurred in compliance with the covenant described under the caption “— Incurrence of Indebtedness;” provided that such encumbrances and restrictions, taken as a whole, in the good faith judgment of the Parent’s board of directors, whose judgment shall be binding and evidenced by a board resolution, either (x) are no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (1) and (2) above or (y) are ordinary and customary for Indebtedness of that type at such time and will not materially affect the Issuer’s ability to pay the interest or principal, when due, on the Notes.

Merger, Consolidation or Sale of Assets

The Parent will not, directly or indirectly: (i) consolidate or merge with or into another person (whether or not the Parent is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another person, unless:

(1) either: (a) the Parent is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of the Parent under its Guarantee and the applicable Indenture, pursuant to agreements reasonably satisfactory to the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default exists;

(3) immediately after giving effect to such transaction on a pro forma basis, (a) the Parent (or the person formed by or surviving any such consolidation or merger with the Parent, if other than the Parent, or the person to which such sale, assignment, transfer, conveyance or other disposition will have been made) will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness” or (b) the Consolidated Leverage Ratio for the Parent (or such person, as the case may be) will not be greater than the Consolidated Leverage Ratio for the Parent immediately prior to such transaction; and

(4) each Guarantor, unless such Guarantor is the person with which the Parent has entered into a transaction under this covenant, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer in accordance with the Notes and the Indentures.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Parent in accordance with this covenant, the successor corporation formed by such consolidation or into or with which the Parent is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indentures referring to the “Parent” will refer instead to the successor corporation and not to the Parent) and may exercise all rights and powers of, the Parent under the Indentures with the same effect as if such successor person had been named as the Parent in the Indentures.

In addition, the Parent and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries properties or assets taken as a whole, in one or more related transactions, to any other person. Clause (3) above of this covenant will not apply to (x) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among the Parent and any of Parent’s Restricted Subsidiaries or (y) a merger of the Parent with an Affiliate solely for the purpose of reincorporating the Parent in another jurisdiction.

The Issuer will not, directly or indirectly: (i) consolidate or merge with or into another person (whether or not the Issuer is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another person, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) in the case of a consolidation or merger:

(a) either: (i) the Issuer is the surviving corporation; or (ii) the person formed by or surviving any such consolidation or merger (if other than the Issuer ) (x) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Issuer under the Notes and the Indentures, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such person is not a corporation, a co-obligor of the Notes is a corporation; and

(b) each Guarantor, unless such Guarantor is the person with which the Issuer has consolidated with or merged into, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer in accordance with the Notes and the Indentures; or

(3) in the case of a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries, taken as a whole, either:

(a) (i) the person acquiring the property in any such sale, assignment, transfer, conveyance or other disposition (x) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and (y) assumes all the obligations of the Issuer under the Notes and the Indentures, pursuant to agreements reasonably satisfactory to the Trustee; provided that in the case where such person is not a corporation, a co-obligor of the Notes is a corporation; and

(ii) each Guarantor, unless such Guarantor is the person with which the Issuer has consolidated with or merged into, will have by amendment to its Note Guarantee confirmed that its Note Guarantee will apply to the obligations of the Issuer in accordance with the Notes and the Indentures ; or

(b) to the extent such properties and assets constitute all or substantially all of the properties and assets of the Parent and its Restricted Subsidiaries taken as a whole, such sale or other disposition complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

Upon any consolidation or merger of the Issuer in accordance with this covenant, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with clause (3)(a) of this covenant, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of the Indentures referring to the “Issuer” will refer instead to the successor corporation and not to the Issuer, and may exercise all rights and powers of, the Issuer under the Indentures with the same effect as if such successor person had been named as the Issuer in the Indentures.

In the event of any consolidation or merger between the Issuer and the Parent in accordance with this covenant, the successor corporation of such transaction (whether the Issuer or the Parent) shall be deemed to be the Issuer for purposes of the first paragraph of “Incurrence of Indebtedness” covenant following such event.

Transactions with Affiliates

The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Parent or such Restricted Subsidiary with a person that is not an Affiliate of the Parent or any of its Restricted Subsidiaries; and

(2) the Parent delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a board resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the board of directors of the Parent; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Parent and/or its Restricted Subsidiaries;

(2) payment of reasonable and customary compensation to, and reasonable and customary indemnification and similar payments on behalf of, directors of the Parent;

(3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indentures described above under the caption “— Restricted Payments”;

(4) any sale of Equity Interests (other than Disqualified Stock) of the Parent or receipt of any capital contribution to the Parent from any Affiliate of the Parent;

(5) transactions pursuant to agreements or arrangements in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Parent and its Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6) any employment, consulting, service or termination agreement or arrangement, or indemnification arrangements, entered into by the Parent or any of its Restricted Subsidiaries with current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries and the payment of compensation to current or former directors, officers and employees of the Parent or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement, arrangement, plan or payment has been approved by a majority of the disinterested members of the board of directors of the Parent;

(7) issuances, purchases or repurchases of Notes or other Indebtedness of the Parent or its Restricted Subsidiaries or solicitations of amendments, waivers or consents in respect of Notes or such other Indebtedness, so long as such issuance, purchase, repurchase or solicitation is (i) offered generally to other holders of the Notes or other Indebtedness on the same or more favorable terms and (ii) approved by a majority of the disinterested members of the board of directors of the Parent;

(8) transactions with any person that is an Affiliate of the Parent solely by reason of the Parent’s ownership interest in such person in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the Parent, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(9) reasonable and customary payments made for any financial advisory, financing, underwriting, placement or syndication services approved by the board of directors of the Parent in good faith.

Designation of Restricted and Unrestricted Subsidiaries

The board of directors of the Parent may designate any Restricted Subsidiary of the Parent, other than the Issuer, to be an Unrestricted Subsidiary; provided that:

(1) any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of the Subsidiary being so designated will be deemed to be an Incurrence of Indebtedness by the Parent or such Restricted Subsidiary (or both, if applicable) at the time of such designation, and such Incurrence of Indebtedness would be permitted under the covenant described above under the caption “— Incurrence of Indebtedness;”

(2) the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Parent or any Restricted Subsidiary thereof of any Indebtedness of such Subsidiary) and any commitments to make any such Investments will be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under the covenant described above under the caption “— Restricted Payments;”

(3) such Subsidiary does not hold any Liens on any property of the Parent or any Restricted Subsidiary thereof;

(4) the Subsidiary being so designated:

(a) is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that could have been obtained at the time the agreement, contract, arrangement or understanding was entered into from persons who are not Affiliates of the Parent (other than any such agreement, contract, arrangement or understanding permitted under the covenant described under the caption “— Certain Covenants — Transactions with Affiliates”), and

(b) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation; and

(5) no Default or Event of Default would be in existence following such designation.

Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the applicable Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness, Investments, or Liens on the property, of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary of the Parent as of such date and, if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under the Indentured, the Parent will be in default under the Indentures.

The board of directors of the Parent may at any time designate any person that is about to become a Subsidiary of the Parent as an Unrestricted Subsidiary, and may designate any newly created Subsidiary as an Unrestricted Subsidiary, if at the time that Subsidiary is created it contains no assets, other than the de minimis amount of assets then required by law for the formation of corporations, and Subsidiaries of the Parent that are not designated by the board of directors as Restricted or Unrestricted will be deemed to be Restricted Subsidiaries.

The board of directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1) such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness;”

(2) all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under the covenant described above under the caption “— Restricted Payments;”

(3) all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under the caption “— Liens;” and

(4) no Default or Event of Default would be in existence following such designation.

Note Guarantees

The Parent will cause each of its First Tier Restricted Subsidiaries and each of its Domestic Restricted Subsidiaries to Guarantee the payment of the Notes.

In addition, the Parent will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor unless such Restricted Subsidiary is the Issuer or a Subsidiary Guarantor or simultaneously executes and delivers to the Trustee an opinion of counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes (a “Note Guarantee”) by such Restricted Subsidiary, which Note Guarantee will be pari passu with or, if such other Indebtedness is subordinated to the Notes or any Note Guarantees, senior to such Subsidiary’s Guarantee of such other Indebtedness.

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person), another person, other than the Parent, the Issuer or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Subsidiary Guarantor under the Indentures and its Note Guarantee pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

The Note Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale or other disposition of all of the capital stock of a Subsidiary Guarantor to a person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Parent, if the sale of all such capital stock of that Subsidiary Guarantor complies with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(2) if the Parent properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary under the Indentures;

(3) upon legal or covenant defeasance or satisfaction and discharge of the Notes as permitted under the Indentures;

(4) other than with respect to Domestic Restricted Subsidiaries, solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant, except a discharge or release by or as a result of payment under such Guarantees; or

(5) if such Subsidiary Guarantor becomes a Foreign Restricted Subsidiary by merger, consolidation or otherwise, unless such Foreign Restricted Subsidiary (i) is a First Tier Restricted Subsidiary or (ii) is required to Guarantee the Notes and be a Subsidiary Guarantor pursuant to the second paragraph of this covenant.

Business Activities

The Parent will not, and will not permit any Restricted Subsidiary thereof to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole. The Parent shall be a holding company substantially all of the assets of which will consist of the capital stock of its Subsidiaries, loans to the Issuer or any Subsidiary Guarantor and cash and Cash Equivalents.

Payments for Consent

The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Each of the Parent and the Issuer will furnish to the Trustee and, upon written request, to beneficial owners and prospective investors a copy of all of the information and reports referred to in clauses (1) and (2) below within the time periods specified in the SEC’s rules and regulations (including all applicable extension periods):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if it were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by its certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if it were required to file such reports.

Whether or not required by the SEC, the Parent and the Issuer will comply with the periodic reporting requirements of the Exchange Act and will file the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. To the extent such filings are made, the reports will be deemed to be furnished to the Trustee and the Holders of the Notes. The Parent and the Issuer each agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Parent’s or Issuer’s filings for any reason, the Parent or the Issuer, as the case may be, will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Parent or the Issuer were required to file those reports with the SEC (including all applicable extension periods).

If the Parent has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this covenant will include a summary presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the revenues, net income, total assets and total liabilities of the Parent and its Restricted Subsidiaries separate from the revenues, net income, total assets and total liabilities of the Unrestricted Subsidiaries of the Parent, provided that the foregoing will not apply if the Subsidiaries that the

Parent has designated as Unrestricted Subsidiaries in the aggregate do not constitute a “Significant Subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Exchange Act.

In addition, the Issuer and the Guarantors each agrees that, for so long as any Notes remain outstanding and the Parent and the Issuer is not required to comply with the periodic reporting requirements of the Exchange Act, it will furnish to the Holders and to prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, so long as the Parent is a Guarantor, the reports, information and other documents required to be filed and provided by the Issuer as described above will be satisfied by those of Parent, so long as such filings would satisfy the SEC’s requirements.

Notwithstanding anything herein to the contrary, neither the Parent nor the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “Events of Default and Remedies” until 120 days after the date any report hereunder is due.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due (whether at maturity, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Parent, the Issuer or any Restricted Subsidiaries of the Parent for 30 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” or “— Repurchase at the Option of Holders — Asset Sales,” (in each case other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above) or the failure by the Parent or the Issuer to comply with the provisions described under “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by the Parent, the Issuer or any Restricted Subsidiary of the Parent for 60 days after written notice to the Parent by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any of the other agreements in the Indentures;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Parent (or the payment of which is Guaranteed by the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Parent) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to make any payment when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and,

in each case, such default shall not have been rescinded or such Indebtedness shall not have been discharged within 10 days and the amount of any such Indebtedness, together with the amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

(6) failure by the Parent, the Issuer or any Restricted Subsidiary that is a Significant Subsidiary of the Parent to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier) aggregating in excess of $50 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indentures, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(8) certain events of bankruptcy or insolvency with respect to the Parent, the Issuer, or any Significant Subsidiary of the Parent.

In the case of an Event of Default under clause (8), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Parent specifying the Event of Default.

Holders of the Notes may not enforce the Indentures or the Notes except as provided in the Indentures. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the applicable Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the applicable Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indentures or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right will not be impaired or affected without the consent of the Holder.

The Parent is required to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indentures. Upon becoming aware of any Default or Event of Default, the Parent is required to deliver to the Trustee a statement specifying such Default or Event of Default, and in any event, no later than 5 business days.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indentures, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and any Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indentures.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Parent and the its Restricted Subsidiaries released with respect to certain covenants that are described in the Indentures (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer will have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer will have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default will have occurred and be continuing either: (a) on the date of such deposit; or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound;

(6) the Issuer must have delivered to the Trustee an opinion of counsel to the effect that, (1) assuming no intervening bankruptcy of the Parent, the Issuer or any Subsidiary Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Parent, the Issuer or any Subsidiary Guarantor under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law and (2) the creation of the defeasance trust does not violate the Investment Company Act of 1940;

(7) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer, any Guarantor or others;

(8) if the Notes are to be redeemed prior to their Stated Maturity, the Issuer must deliver to the Trustee irrevocable instructions to redeem all of the Notes on the specified redemption date; and

(9) the Issuer must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indentures or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indentures or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

(3) amend, change or modify the obligation of the Issuer to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with the covenant described under the caption “Repurchase at the Option of Holders — Asset Sales” after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant described under the caption “Repurchase at the Option of Holders — Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(4) reduce the rate of or change the time for payment of interest on any Note;

(5) waive a Default or Event of Default in the payment of principal of, or interest, or premium on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(6) make any Note payable in money other than U.S. dollars;

(7) make any change in the provisions of the Indentures relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on, the Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indentures, except in accordance with the terms of the applicable Indenture;

(9) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or any Note Guarantee;

(10) except as otherwise permitted under the covenants described under the captions “— Certain Covenants — Merger, Consolidation and Sale of Assets” and “— Certain Covenants — Note Guarantees,” consent to the assignment or transfer by the Parent, the Issuer or any Subsidiary Guarantor of any of their rights or obligations under the Indentures;

(11) contractually subordinate in right of payment the Notes or any Note Guarantee to any other Indebtedness; or

(12) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indentures or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Parent’s, the Issuer’s or any Subsidiary Guarantor’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Parent’s, the Issuer’s or such Subsidiary Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indentures of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indentures under the Trust Indenture Act;

(6) to comply with the provisions described under “— Certain Covenants — Note Guarantees;”

(7) to evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to provide for the issuance of Additional Notes in accordance with the Indentures; or

(9) to conform the text of an Indenture or the Notes to any provision of the “Description of Notes” to the extent such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of that Indenture.

Satisfaction and Discharge

The applicable Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Parent, the Issuer or any Subsidiary Guarantor is a party or by which the Parent, the Issuer or any Subsidiary Guarantor is bound;

(3) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under the applicable Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under the applicable Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Parent or the Issuer, as the case may be, must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indentures and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indentures provide that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of Exchange Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof; provided that Notes may be issuable in denominations less than $1,000 solely to the extent necessary to accomodate book-entry positions created in such amounts by DTC. Notes will be issued at the closing of this offering only against payment in immediately available funds.

Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form, except in the circumstances described below. See “— Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interest in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indentures for any purpose.

Payments in respect of the principal of, and interest and premium on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indentures. Under the terms of the Indentures, the Issuer, the Guarantors and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the Guarantors, the Trustee nor any agent of the Issuer, the Guarantors or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the

Trustee, the Issuer or the Guarantors. Neither the Issuer, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such certificated Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer, the Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Issuer fails to appoint a successor depositary;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised the Issuer that, in such event, under its current practices, DTC would notify its Participants of the Issuer’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC Participant); or

(3) there will have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indentures. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest) by wire transfer of immediately available funds to the accounts specified by the Global

Note Holder. The Issuer will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or merges with or into the Parent or any of its Restricted Subsidiaries or which is assumed by the Parent or any of its Restricted Subsidiaries in connection with an Asset Acquisition and not incurred in connection with, or in anticipation of, such person becoming a Restricted Subsidiary or such Asset Acquisition. The term “Acquired Indebtedness” does not include Indebtedness of a person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition.

“Affiliate” of any specified person means (1) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (2) any executive officer or director of such specified person. For purposes of this definition, “control,” as used with respect to any person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 5% or more of the Voting Stock of a person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Applicable Premium” means, (1) with respect to a 10% Exchange Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such 10% Exchange Note and (ii) the excess of (a) the present value at such date of redemption of (I) the redemption price of such 10% Exchange Note at August 15, 2013 (such redemption price being described under “— Optional Redemption”) plus (II) all remaining required interest payments due on such 10% Exchange Note through August 15, 2013 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such 10% Exchange Note and (2) with respect to a 8.875% Exchange Note at any date of redemption, the greater of (i) 1.0% of the principal amount of such 8.875% Exchange Note and (ii) the excess of (a) the present value at such date of redemption of (I) the redemption price of such 8.875% Exchange Note at December 15, 2014 (such redemption price being described under “— Optional Redemption”) plus (II) all remaining required interest payments due on such 8.875% Exchange Note through December 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such 8.875% Exchange Note.

“Asset Acquisition” means:

(1) an Investment by the Parent or any of its Restricted Subsidiaries in any other person pursuant to which such person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Parent or any of its Restricted Subsidiaries but only if such person’s primary business is a Permitted Business, or

(2) an acquisition by the Parent or any of its Restricted Subsidiaries of the property and assets of any person other than the Parent or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such person but only if the property and assets so acquired is a Permitted Business.

“Asset Disposition” means the sale or other disposition by the Parent or any of its Restricted Subsidiaries, other than to the Parent or another Restricted Subsidiary, of (a) all or substantially all of the capital stock of any Restricted Subsidiary or (b) all or substantially all of the assets that constitute a division, operating unit or line of business of the Parent or any of its Restricted Subsidiaries.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than a transaction governed by the provisions of the Indentures described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets;” and

(2) (a) the issuance of Equity Interests by any of the Parent’s Restricted Subsidiaries or (b) the sale by the Parent or any Restricted Subsidiary thereof of any Equity Interests it owns in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $15 million;

(2) a transfer of assets or Equity Interests between or among the Parent and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to another Restricted Subsidiary;

(4) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory, accounts receivable or other assets in the ordinary course of business in compliance with the provisions under “— Certain Covenants Transactions with Affiliates;”

(5) the sale or other disposition of Cash Equivalents;

(6) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(7) a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments” and any Permitted Investment;

(8) any sale or disposition of any property or equipment that has become damaged, worn out or obsolete;

(9) the creation of a Lien not prohibited by the Indentures;

(10) the licensing of intellectual property or other general intangibles (other than Wireless Licenses) to third persons on terms approved by the board of directors of the Parent in good faith and in the ordinary course of business;

(11) the sale or other disposition of transmission towers and related equipment and assets in one or more Sale and Leaseback Transactions, in an aggregate amount not to exceed $100 million;

(12) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(13) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets or exercise of termination rights under any lease, license, concession or other agreement.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) (a) United States dollars; and (b) in the case of the Parent or any Restricted Subsidiary of the Parent, the local currency of the country in which it or any of its Restricted Subsidiaries operates;

(2) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), having maturities, unless such securities are deposited to defease any Indebtedness, of not more than one year from the date of acquisition thereof;

(3) demand deposits, certificates of deposit, overnight deposits and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and at the time of acquisition thereof has capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and a rating of P-1 or better from Moody’s or A-1 or better from S&P or, with respect to a commercial bank organized outside of the United States, a local market credit rating of at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s, or with government owned financial institution that is organized under the laws of any of the countries in which the Parent’s Restricted Subsidiaries conduct business;

(4) commercial paper outstanding at any time issued by any person that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States and rated P-1 or better from Moody’s or A-1 or better from S&P or, with respect to persons organized outside of the United States, a local market credit rating at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s and in each case with maturities of not more than 360 days from the date of acquisition thereof;

(5) securities with final maturities of not more than one year from the date of acquisition thereof issued or fully guaranteed by any state, territory or municipality of the United States of America or by any political subdivision, taxing authority, agency or instrumentality thereof or any country recognized by the United States, which securities are rated at the time of acquisition at least A by S&P or A by Moody’s;

(6) insured demand deposits made in the ordinary course of business and consistent with the Parent’s or its Subsidiaries’ customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

(7) repurchase obligations with a term of not more than 360 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(8) local currency denominated investments in government issued instruments with a term of not more than 360 days from the date of acquisition, but only to the extent the country’s credit rating is at least “BBB-” (or the then equivalent grade) by S&P and the equivalent rating by Moody’s; and

(9) investments, classified in accordance with GAAP as current assets of the Parent or any of its Restricted Subsidiaries, in money market funds or investment programs registered under the Investment Company Act of 1940 or similar provision under foreign law, at least 90% of the portfolios of which are limited to Investments of the character, quality and maturity described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) (3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer;

(3) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such “person” or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 35% or more of the Voting Stock of Parent or the Issuer on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right to the extent that such option right is exercisable within 60 days after the date of determination);

(4) the first day on which a majority of the members of the board of directors of the Parent or the Issuer are not Continuing Directors;

(5) the Parent or the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into the Parent or the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent or the Issuer, as the case may be, or such person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Parent or the Issuer as the case may be, outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance); or

(6) Parent ceases to own 100% of the Equity Interests of the Issuer (unless the Parent and the Issuer are merged);

provided that no Change of Control shall be deemed to occur if the Notes are rated Baa3 or better by Moody’s and BBB- or better by Standard & Poor’s (or, if either such entity ceases to rate the Exchange Notes for reasons outside of the control of the Parent or the Issuer, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency) for a period of at least 90 consecutive days, beginning on the date of such event, which period will be extended for so long as the rating of the Exchange Notes is under publicly announced consideration for possible downgrading by the applicable rating agency.

“Consolidated Cash Flow” means, with respect to any specified person for any period, the Consolidated Net Income of such person for such period plus:

(1) provision for taxes based on income or profits of such person and its Restricted Subsidiaries for such period (including withholding taxes), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) Fixed Charges of such person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or charges (including, without limitation, minority interest expense and foreign exchange losses and excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income, such other non-cash expenses to include, without limitation, impairment charges associated with goodwill, wireless licenses, other indefinite-lived assets and long-lived assets, and stock-based compensation awards; minus

(4) non-cash items increasing such Consolidated Net Income (including, without limitation, foreign exchange gains) for such period, other than the accrual of revenue consistent with past practice;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Parent will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Parent (a) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Parent and (b) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(i) of paragraph (A) of “Certain Covenants — Limitation on Restricted Payments,” only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Parent by such Restricted Subsidiary without any prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or holders of its capital stock, unless such restriction has been legally waived or is contained in any agreement governing Indebtedness that is permitted by the covenant described under “Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” provided, that the restrictions on the declaration or payment of dividends or similar distributions contemplated by this clause (b) shall not include approvals required by the board of directors or shareholders of the Restricted Subsidiary, the requirement to obtain audited financial statements and any other requirements that are administrative in nature and in the good faith judgment of the Parent would be satisfied; provided further, that amounts shall not be excluded by this clause (b) to the extent they are paid or could be paid in cash to the specified person or a Restricted Subsidiary thereof by dividend, distribution or other payment (including, without limitation, making loans, repaying indebtedness or paying under intercompany arrangements).

“Consolidated Leverage Ratio” means on any Transaction Date, the ratio of:

(1) the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period

In determining the Consolidated Leverage Ratio:

(1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

(3) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division, operating unit or line of business of the person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Consolidated Net Income” means, with respect to any specified person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Restricted Subsidiary thereof;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(i) of paragraph (A) of “Certain Covenants — Limitation on Restricted Payments,” the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or holders of its capital stock, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or is contained in any agreement governing Indebtedness that is permitted by the covenant described under “Certain Covenants — Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries,” provided, that the restrictions on the declaration or payment of dividends or similar distributions contemplated by this clause (2) shall not include approvals required by the board of directors or shareholders of the Restricted Subsidiary, the requirement to obtain audited financial statements and any other requirements that are administrative in nature and in the good faith judgment of the Parent would be satisfied; provided further, that the Net Income of a Restricted Subsidiary shall not be excluded by this clause (2) to the extent it is paid or could be paid in cash to the specified person or a Restricted Subsidiary thereof by dividend, distribution or other payment (including, without limitation, making loans, repaying indebtedness or paying under intercompany arrangements).

(3) the Net Income of any person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) notwithstanding clause (1) above, the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Parent or the Issuer, as applicable who:

(1) was a member of such board of directors on the Issue Date; or

(2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election or, in the case of the Issuer, was nominated for election or elected by the Parent.

“Credit Facilities” means, one or more debt facilities, commercial paper facilities or indentures, in each case with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any capital stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Parent to repurchase such capital stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such capital stock provide that the Parent may not repurchase or redeem any such capital stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Notes mature.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Parent other than a Restricted Subsidiary that is (1) a “controlled foreign corporation” under Section 957 of the Internal Revenue Code (a) whose primary operating assets are located outside the United States and (b) that is not subject to tax under Section 882(a) of the Internal Revenue Code because of a trade or business within the United States or (2) a Subsidiary of an entity described in the preceding clause (1).

“Equity Interests” means capital stock and all warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

“Equity Offering” means any public or private placement of capital stock (other than Disqualified Stock) of the Parent (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) to any person other than any Subsidiary of the Parent.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Parent and its Restricted Subsidiaries (other than Indebtedness under the Notes) in existence on the Issue Date.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by an officer of the Parent or by the board of directors of the Parent, evidenced by an Officers’ Certificate or board resolution, as applicable.

“First Tier Restricted Subsidiary” means each Restricted Subsidiary of the Parent (other than the Issuer), the capital stock of which is held directly by the Parent.

“Fixed Charges” means, with respect to any specified person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another person that is Guaranteed by such person or any of its Restricted Subsidiaries or secured by a Lien on assets of such person or any of its Restricted Subsidiaries whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such person or Disqualified Stock or preferred stock of any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Parent or to the Parent or a Restricted Subsidiary of the Parent, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person (if such person is part of a consolidated group, then such tax rate shall be computed on a standalone basis for such person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary of the Parent that is not a Domestic Restricted Subsidiary.

“Four Quarter Period” means, with respect to any specified Transaction Date, the four fiscal quarters immediately prior to the Transaction Date for which internal financial statements of the Parent are available.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Issue Date.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another person.

“Guarantors” means:

(1) the Initial Guarantors; and

(2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the applicable Indenture; and their respective successors and assigns until released from their obligations under the Note Guarantee and the applicable Indenture in accordance with the terms of that Indenture.

“Hedging Obligations” means, with respect to any specified person, the obligations of such person under:

(1) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;

(2) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and

(3) foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary of the Parent will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary of the Parent and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock (to the extent provided for when the Indebtedness or Disqualified Stock or preferred stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness; provided that in each case the amount thereof is for all other purposes included in the Fixed Charges and Indebtedness of the Parent or its Restricted Subsidiaries as accrued.

“Indebtedness” means, with respect to any specified person, any indebtedness of such person, whether or not contingent and without duplication:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) in respect of Capital Lease Obligations and Attributable Debt;

(5) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6) representing Hedging Obligations;

(7) representing Disqualified Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; or

(8) in the case of a Subsidiary of such person, representing preferred stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends.

In addition, the term “Indebtedness” includes (x) all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person), provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness, and (y) to the extent not otherwise included, the Guarantee by the specified person of any Indebtedness of any other person. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or preferred stock, as applicable, as if such Disqualified Stock or preferred stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indentures.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Initial Guarantors” means the Parent and all Domestic Restricted Subsidiaries existing on the Issue Date.

“Initial Purchasers” means, for the 10% Old Notes, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and, for the 8.875% Old Notes, Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

“Investments” means, with respect to any person, all direct or indirect investments by such person in other persons (including Affiliates) in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Subsidiary not sold or disposed of. The acquisition by the Parent or any Restricted Subsidiary of the Parent of a person that holds an Investment in a third person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third person in an amount equal to the Fair Market Value of the Investment held by the acquired person in such third person.

“Issue Date” means the date of original issuance of the Notes under the applicable Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any sale of assets outside the ordinary course of business of such person; or (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means the aggregate cash proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Sale or required to be paid as a result of such sale, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Sale by a Restricted Subsidiary of the Parent, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Parent or any Restricted Subsidiary thereof) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Parent or any Restricted Subsidiary thereof and (6) appropriate amounts to be provided by the Parent or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (6) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Proceeds.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indentures.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer or the Parent, as the case may be by at least two Officers of the Issuer or the Parent as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or the Parent, as the case may be, that meets the requirements of the Indentures.

“Old Notes” means the Issuer’s original unregistered 10% Senior Notes due 2016 that were issued in a private offering on August 18, 2009.

“Permitted Business” means the telecommunications business and related activities and services including any business conducted or proposed to be conducted (as described in the prospectus) by the Parent and its Restricted Subsidiaries on the Issue Date, (which include, without limitation, the delivery or distribution of wireless telecommunications services (including voice, data or video services) and the acquisition, holding or exploitation of any license relating to the delivery of such wireless telecommunications services) and other businesses related, ancillary or complementary thereto.

“Permitted Investments” means:

(1) any Investment in the Parent or a Restricted Subsidiary of the Parent;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a person, if as a result of such Investment:

(a) such person becomes a Restricted Subsidiary of the Parent; or

(b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;

provided that such person’s primary business is a Permitted Business;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests (other than Disqualified Stock) of, the Parent; provided that the amount of any such Equity Interests or net proceeds that are utilized for any such acquisition or exchange will be excluded from clause (3)(ii) of paragraph (A) of the covenant described above under the caption “— Certain Covenants — Restricted Payments;”

(6) Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7) stock, obligations or securities received in satisfaction of judgments;

(8) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Parent or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(9) commission, payroll, travel and similar advances to officers and employees of the Parent or any of its Restricted Subsidiaries that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(10) loans and advances to employees, officers or directors of the Parent or any of its Restricted Subsidiaries made in the ordinary course of business, provided that such loans and advances do not exceed $5 million at any one time outstanding;

(11) Investments existing on the Issue Date;

(12) other Investments in any person primarily engaged in a Permitted Business (including joint ventures and Unrestricted Subsidiaries) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (12) since August 18, 2009, not to exceed 20% of consolidated total assets of the Parent (determined as of the end of the most recent fiscal quarter of the Parent for which internal financial statements of the Parent are available); and

(13) other Investments, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other outstanding Investments made pursuant to this clause (13) since August 18, 2009, not to exceed $350 million.

“Permitted Liens” means:

(1) Liens on the assets securing Indebtedness Incurred under clause (1) of the second paragraph of the covenant described above under the caption “— Incurrence of Indebtedness;”

(2) Liens in favor of the Parent, the Issuer or any Subsidiary Guarantor;

(3) Liens on property of a person existing at the time such person is merged with or into or consolidated with the Parent, the Issuer or any Subsidiary Guarantor; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or other event and do not extend to any assets other than those of the person that is merged into or consolidated with the Parent, the Issuer or the Subsidiary Guarantor, as the case may be;

(4) Liens on property existing at the time of acquisition thereof by the Parent, the Issuer or any Subsidiary Guarantor, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Parent, the Issuer or such Subsidiary Guarantor;

(5) Liens securing the Notes and any Note Guarantee;

(6) Liens existing on the Issue Date (other than any Liens securing Indebtedness Incurred under clause (1) of the second paragraph of the covenant described under the caption “Certain Covenants — Incurrence of Indebtedness”) and any renewals or extension thereof, provided that property or assets covered thereby is not expanded in connection with such renewal or extension;

(7) Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(8) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that (a) the Incurrence of such Indebtedness was not prohibited by the applicable Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the applicable Indenture;

(9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under the caption “Certain Covenants — Incurrence of Indebtedness;” provided that any such Lien (a) covers only the assets acquired, constructed or improved with such Indebtedness and (b) is created within 365 days of such acquisition, construction or improvement;

(10) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(11) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, or other similar obligations arising in the ordinary course of business;

(12) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Parent or any of its Restricted Subsidiaries;

(13) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent or any Subsidiary thereof on deposit with or in possession of such bank;

(16) any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(17) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(18) Liens arising from precautionary financing statements or similar documents regarding operating leases or consignments;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens on cash collateral not in excess of $150 million in the aggregate at any time securing letters of credit;

(21) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as will be required to conform with GAAP will have been made for that reserve or provision.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes and is subordinated in right of payment to the Notes or such Note Guarantee, as applicable, on terms at least as favorable, taken as a whole, to the Holders of

Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or such Note Guarantee; and

(5) if the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (a) the Parent, such Indebtedness is Incurred by the Parent, (b) the Issuer or a Subsidiary Guarantor, such Indebtedness is incurred by the Parent, the Issuer or a Subsidiary Guarantor or (c) a Restricted Subsidiary that is not a Subsidiary Guarantor or the Issuer, such Indebtedness may be Incurred by the Parent or any of its Restricted Subsidiaries.

“Permitted Subordinated Indebtedness” means Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or the Note Guarantee and that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, no earlier than on or after the date that is one year after the date on which the Notes mature. Notwithstanding the preceding sentence, any Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor that would not constitute Permitted Subordinated Indebtedness solely because the holders thereof have the right to require the Parent, the Issuer or any Guarantor to repurchase such Indebtedness upon the occurrence of a change of control or an asset sale will nonetheless constitute Permitted Subordinated Indebtedness if the terms of such Indebtedness provide that the Parent, the Issuer or the Subsidiary Guarantor, as the case may be, may not repurchase or redeem any such Indebtedness pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”

“Priority Debt” means all Secured Indebtedness of the Parent, the Issuer or any Subsidiary Guarantor and all Indebtedness of any Restricted Subsidiary of the Parent that is not the Issuer or a Subsidiary Guarantor, other than (i) the Notes in the event the Notes become secured and (ii) Secured Indebtedness secured pursuant to the covenant described above under the caption “— Certain Covenants — Liens” where the Notes are secured on an equal and ratable or senior basis.

“Priority Debt Leverage Ratio” means on any Transaction Date, the ratio of:

(1) the aggregate amount of Priority Debt on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period;

In determining the Priority Debt Leverage Ratio:

(A) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division, operating unit or line of business of the person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Reference Period” means, with respect to any specified Transaction Date, the period beginning on the first day of the Four Quarter Period and ending on such Transaction Date.

“Replacement Assets” means (1) capital expenditures or other non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or (3) Voting Stock of any person engaged in a Permitted Business that, when taken together with all other Voting Stock of such person owned by the Parent and its Restricted Subsidiaries, constitutes a majority of the Voting Stock of such person and such person will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a person means any Subsidiary of such person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means, with respect to any person, any transaction involving any of the assets or properties of such person, whether now owned or hereafter acquired, whereby such person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon property or assets of the Parent or any of its Restricted Subsidiaries.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

“Subsidiary Debt Leverage Ratio” means on any Transaction Date, the ratio of:

(1) the aggregate amount of Priority Debt and, without duplication, any Indebtedness of the Issuer and the Subsidiary Guarantors on a consolidated basis outstanding on such Transaction Date, to

(2) the aggregate amount of Consolidated Cash Flow of the Parent and its Restricted Subsidiaries for the Four Quarter Period.

In determining the Subsidiary Debt Leverage Ratio:

(1) pro forma effect shall be given to any Indebtedness that is to be incurred or repaid on the Transaction Date;

(2) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period;

(3) pro forma effect shall be given to asset dispositions and asset acquisitions including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary of the Parent or has been merged with or into the Parent or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary, as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division, operating unit or line of business of the person, that is acquired or disposed of for which financial information is available, and Consolidated Cash Flow will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

“Subsidiary Guarantor” means any Restricted Subsidiary of the Parent that guarantees the Issuer’s Obligations under the Notes in accordance with the terms of the Indentures, and its successors and assigns, until released from its obligations under such Guarantee and the Indentures in accordance with the terms of the Indentures.

“Transaction Date” means, with respect to the incurrence of any Indebtedness by the Parent or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and with respect to the incurrence of any Lien by the Parent or any of its Restricted Subsidiaries, the date such Lien is to be incurred.

“Treasury Rate” means (i) for the 10% Exchange Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the 10% Exchange Notes to August 15, 2013; provided, however, that if the then remaining term of the 10% Exchange Notes to August 15, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the 10% Exchange Notes to August 15, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used and (ii) for the 8.875% Exchange Notes, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the 8.875% Exchange Notes to December 15, 2014; provided, however, that if the then remaining term of the 8.875% Exchange Notes to December 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the 8.875% Exchange Notes to December 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Parent (other than the Issuer) that is designated by the board of directors of the Parent as an Unrestricted Subsidiary pursuant to a board resolution in compliance with the covenant described under the caption “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary of such Subsidiary.

“Voting Stock” of any person as of any date means the capital stock of such person that is ordinarily entitled to vote in the election of the board of directors of such person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wireless Licenses” means broadband personal communications service licenses or other licenses for the provision of wireless telecommunications services or operation of wireless telecommunications systems issued from time to time by the applicable government agency or other authority in the jurisdictions where the Parent and its Restricted Subsidiaries operate.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences of the exchange of Old Notes for the Exchange Notes pursuant to this exchange offer.

This summary does not discuss all of the aspects of U.S. federal income taxation which may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax consequences of the exchange of the Old Notes for the Exchange Notes or the ownership or disposition of the Exchange Notes. The statements set forth below are not binding on the Internal Revenue Service or on any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

The discussion below deals only with the Exchange Notes held as capital assets within the meaning of the Code, and does not address holders of the Exchange Notes that may be subject to special rules. Holders that may be subject to special rules include:

•	some U.S. expatriates;

•	banks, thrifts or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	insurance companies;

•	tax-exempt entities;

•	S Corporations;

•	broker-dealers or dealers in securities or currencies;

•	traders in securities;

•	holders whose functional currency is not the U.S. dollar;

•	persons that hold the Exchange Notes as part of a straddle, hedge, conversion or other risk reduction or constructive sale transaction; and

•	persons subject to the alternative minimum tax provisions of the Code.

If a partnership or other entity taxable as a partnership holds the Exchange Notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership owning and disposing of the Exchange Notes.

You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of exchanging the Old Notes for the Exchange Notes.

The Exchange

The exchange of the Old Notes for the Exchange Notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes, because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the exchange of Old Notes for Exchange Notes will not be a taxable event to holders for federal income tax purposes. Moreover, the Exchange Notes will have the same tax attributes as the Old Notes and the same tax consequences to holders as the Old Notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis, original issue discount and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. NII Capital and the Guarantors have agreed that, beginning on the date of consummation of the exchange offer and ending on the close of business 180-days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until approximately October   , 2010, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The company will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180-days after the consummation of the exchange offer, NII Capital and the Guarantors have agreed to promptly send a reasonable number of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. NII Capital and the Guarantors have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

LEGAL MATTERS

Certain legal matters relating to the Exchange Notes offered hereby will be passed upon for NII Holdings and NII Capital by Williams Mullen, Richmond, Virginia.

EXPERTS

The financial statements incorporated in this Prospectus by reference to NII Holdings, Inc.’s Current Report on Form 8-K dated March 8, 2010 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of NII Holdings, Inc. for the year ended December 31, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that NII Capital, NII Holdings and the guarantors filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which is referred to collectively as the Securities Act. The registration statement covers the Exchange Notes being offered and the Exchange Note guarantees by NII Holdings and the other guarantors and encompasses all amendments, exhibits, annexes, and schedules to the registration statement. This prospectus does not contain all the information in the exchange offer registration statement. For further information about NII Capital, NII Holdings, the other guarantors and the exchange offer, reference is made to the registration statement.

NII Capital and the guarantors other than NII Holdings are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12h-5 thereunder. NII Holdings is, however, subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, NII Holdings files reports, proxy statements and other information with the SEC. You may read and copy any document that NII Holdings files at the SEC’s public reference room facility located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including NII Holdings, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

In this document NII Capital, NII Holdings and the other guarantors “incorporate by reference” the information that NII Holdings files with the SEC, which means that they can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. NII Capital, NII Holdings and the other guarantors incorporate by reference the documents listed below, to the extent they have been filed with the SEC:

•	NII Holdings’ annual report on Form 10-K for the year ended December 31, 2009;

•	NII Holdings’ current reports on Form 8-K filed February 16, 2010 and March 8, 2010; and

•	NII Holdings’ definitive proxy statement for the annual meeting of stockholders to be held on May 11, 2010.

NII Capital, NII Holdings and the other guarantors also incorporate by reference all documents filed by NII Holdings to the extent they have been filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any current report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) (1) after the date of this prospectus and (2) until this offering has been completed. Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to Investor Relations, NII Holdings, Inc., 1875 Explorer Street, Suite 1000, Reston, Virginia 20190, (703) 390-5100, or you may visit the investor relations section of our website at www.nii.com/investor — relations.html. The information contained on our website is not part of this prospectus.

This prospectus or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various filings we have made with the SEC, as well as certain agreements that we will enter into in connection with the offering of the Exchange Notes described in this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Article Seven of the Amended and Restated Certificate of Incorporation of NII Holdings, which we refer to as the NII Certificate, provides that, to the fullest extent permitted by the Delaware General Corporation Law, referred to as the DGCL, as it now exists or may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Under Article Seven of the NII Certificate, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the provisions of Article Seven of the NII Certificate.

Section 7.1 of NII Holdings’ bylaws (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses

(including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred in Section 7.1 of the Bylaws also includes the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under Section 7.1 of the Bylaws.

Section 7.4 of the Bylaws provides that the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the company) by reason of the fact that the person is or was a director, officer, agent or employee of the company or is or was serving at the company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the company as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the company, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 21.	Exhibits and Financial Statement Schedules.

See the “Exhibit Index” following the signature pages hereto.

Item 22.	Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NII Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NII CAPITAL CORP.

By:	/s/ Gokul Hemmady
GOKUL HEMMADY
Vice President and Treasurer
(On behalf of the registrant and as
Principal Financial Officer and Principal
Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven P. Dussek Steven P. Dussek	President and Director (Principal Executive Officer)	March 5, 2010

/s/ Steven M. Shindler Steven M. Shindler	Director	March 5, 2010

/s/ Gary D. Begeman Gary D. Begeman	Director	March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NII Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NII HOLDINGS, INC.

By:	/s/ Teresa S. Gendron
TERESA S. GENDRON
Vice President and Controller
(On behalf of the registrant and as
Principal Accounting Officer)

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Steven M. Shindler, Steven P. Dussek, Gokul Hemmady, Gary Begeman, Daniel Feriman and Teresa Gendron, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven M. Shindler Steven M. Shindler	Executive Chairman of the Board of Directors	March 5, 2010

/s/ Steven P. Dussek Steven P. Dussek	Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2010

/s/ Gokul Hemmady Gokul Hemmady	Vice President and Chief Financial Officer (Principal Financial Officer)	March 5, 2010

/s/ George A. Cope George A. Cope	Director	March 5, 2010

/s/ Raymond P. Dolan Raymond P. Dolan	Director	March 5, 2010

/s/ Donald Guthrie Donald Guthrie	Director	March 5, 2010

Signature	Title	Date

/s/ Charles M. Herington Charles M. Herington	Director	March 5, 2010

/s/ Carolyn Katz Carolyn Katz	Director	March 5, 2010

/s/ Rosendo G. Parra Rosendo G. Parra	Director	March 5, 2010

/s/ John W. Risner John W. Risner	Director	March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nextel International (Services), Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NEXTEL INTERNATIONAL (SERVICES), LTD.

By:	/s/ Gokul Hemmady
GOKUL HEMMADY
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven P. Dussek Steven P. Dussek	President (Principal Executive Officer)	March 5, 2010

/s/ Gokul Hemmady Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/s/ Steven M. Shindler Steven M. Shindler	Director	March 5, 2010

/s/ Gary D. Begeman Gary D. Begeman	Director	March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NII Aviation, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NII AVIATION, INC.

By:	/s/ Gokul Hemmady
GOKUL HEMMADY
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven P. Dussek Steven P. Dussek	President and Director (Principal Executive Officer)	March 5, 2010

/s/ Gokul Hemmady Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/s/ Gary D. Begeman Gary D. Begeman	Director	March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NII Funding Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NII FUNDING CORP.

By:	/s/ Gokul Hemmady
GOKUL HEMMADY
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven P. Dussek Steven P. Dussek	President (Principal Executive Officer)	March 5, 2010

/s/ Gokul Hemmady Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/s/ Steven M. Shindler Steven M. Shindler	Director	March 5, 2010

/s/ Gary D. Begeman Gary D. Begeman	Director	March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NII Mercosur, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NII MERCOSUR, LLC

By: NII HOLDINGS, INC., as sole Member and Manager

By:	/s/ Gary D. Begeman
GARY D. BEGEMAN
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven P. Dussek Steven P. Dussek	Principal Executive Officer	March 5, 2010

/s/ Gokul Hemmady Gokul Hemmady	Principal Financial Officer and Principal Accounting Officer	March 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NII Global Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on March 5, 2010.

NII GLOBAL HOLDINGS, INC.

By:	/s/ Gokul Hemmady
GOKUL HEMMADY
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven P. Dussek Steven P. Dussek	President and Director (Principal Executive Officer)	March 5, 2010

/s/ Gokul Hemmady Gokul Hemmady	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	March 5, 2010

/s/ Gary D. Begeman Gary D. Begeman	Director	March 5, 2010

EXHIBIT INDEX

For periods before December 21, 2001, references to NII Holdings, Inc. refer to Nextel International, Inc. the former name of NII Holdings. All documents referenced below were filed pursuant to the Securities Exchange Act of 1934 by NII Holdings, file number 0-32421, unless otherwise indicated.

Exhibit
Number	Exhibit Description

2.1	Revised Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code for NII Holdings and NII Holdings (Delaware), Inc. (incorporated by reference to Exhibit 2.1 to NII Holdings’ Form 8-K, filed on November 12, 2002).
4.1	Indenture governing our 2.75% convertible notes due 2025, dated as of August 15, 2005, by and between NII Holdings and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to NII Holdings’ Form 10-Q, filed on November 9, 2005).
4.2	Indenture governing our 3.125% convertible notes due 2012, dated June 5, 2007, by and between NII Holdings, Inc. and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to NII Holdings’ Form 10-Q, filed August 6, 2007).
4.3	Indenture, dated August 18, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp., and Wilmington Trust Company (incorporated by reference to Exhibit 4.1 to NII Holdings’ Form 8-K, filed August 18, 2009).
4.4	Registration Rights Agreement, dated August 18, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, and NII Funding Corp. and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 4.2 to NII Holdings’ Form 8-K, filed August 18, 2009).
4.5	Indenture, dated December 15, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, NII Funding Corp., NII Global Holdings, Inc. and Wilmington Trust Company (incorporated by reference to Exhibit 4.1 to NII Holdings’ Form 8-K, filed December 15, 2009).
4.6	Registration Rights Agreement, dated December 15, 2009, among NII Capital Corp., NII Holdings, Inc., Airfone Holdings, Inc., McCaw International (Brazil), Ltd., Nextel International (Services), Ltd., Nextel International (Uruguay), Inc., NII Aviation, Inc., NII Mercosur, LLC, NII Funding Corp., NII Global Holdings, Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. (incorporated by reference to Exhibit 4.2 to NII Holdings’ Form 8-K, filed December 15, 2009).
4.7	Form of Letter of Transmittal relating to 10% Senior Notes due 2016 (filed herewith).
4.8	Form of Letter of Transmittal relating to 8.875% Senior Notes due 2019 (filed herewith).
4.9	Form of Letter to Depository Trust Company Participants relating to 10% Senior Notes due 2016 (filed herewith).
4.10	Form of Letter to Depository Trust Company Participants relating to 8.875% Senior Notes due 2019 (filed herewith).
4.11	Form of Letter to Clients from Broker-Dealers relating to 10% Senior Notes due 2016 (filed herewith).
4.12	Form of Letter to Clients from Broker-Dealers relating to 8.875% Senior Notes due 2019 (filed herewith).
4.13	Form of Notice of Guaranteed Delivery relating to 10% Senior Notes due 2016 (filed herewith).
4.14	Form of Notice of Guaranteed Delivery relating to 8.875% Senior Notes due 2019 (filed herewith).
5.1	Opinion of Williams Mullen (filed herewith).
8.1	Opinion of Williams Mullen as to certain tax matters (filed herewith).
12.1	Computation of Earnings to Fixed Charges (filed herewith).
23.1	Consent of Williams Mullen (included in Exhibit 5.1).
23.2	Consent of Williams Mullen (included in Exhibit 8.1).
23.3	Consent of PricewaterhouseCoopers LLP (filed herewith).
24.1	Power of Attorney for NII Holdings, Inc. (See page II-6 of this Registration Statement).
25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Wilmington Trust Company, as the Trustee under the Indentures (filed herewith).